Exhibit 10.85

AGREEMENT FOR PURCHASE

AND SALE OF PROPERTY

THIS AGREEMENT FOR PURCHASE AND SALE OF PROPERTY (the “Agreement”) is made and entered into as of this 16th day of November, 2011, by and between INDUSTRIAL PROPERTY FUND I, L.P., a Georgia limited partnership (“IPF I”), INDUSTRIAL PROPERTY FUND II, L.P., a Georgia limited partnership (“IPF II”), INDUSTRIAL PROPERTY FUND III, L.P., a Georgia limited partnership (“IPF III”), and MARINA WEST, LLC, a Delaware limited liability company (“MW”; IPF I, IPF II, IPF III and MW are referred to collectively as “Seller”), and IIT ACQUISITIONS LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H T H A T:

WHEREAS, IPF I is the owner of the SouthPoint Building B Property and the Valwood West Building A Property (as such terms are hereinafter defined);

WHEREAS, IPF II is the owner of the SouthPoint Building A Property, the Valwood West Building D Property and the Westfork Building A4 Property (as such terms are hereinafter defined);

WHEREAS, IPF III is the owner of the the Valwood West Building C Property (as such terms are hereinafter defined);

WHEREAS, MW is the owner of the the Marina West Building A Property and the Marina West Building B Property (as such terms are hereinafter defined); and

WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the Property (as hereinafter defined), but only upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the Earnest Money, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Section 1. Definitions and Exhibits.

1.1       Definitions. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

Agreement. This Agreement for Purchase and Sale of Property.

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Buildings (or individually, a Building). Marina West Building A, Marina West Building B, SouthPoint Building A, SouthPoint Building B, Valwood West Building A, Valwood West Building C, Valwood West Building D, and Westfork Building A4.

Closing. The closing and consummation of the purchase and sale of the Property pursuant hereto.

Closing Date. The date on which the Closing occurs as provided in Section 11.1 hereof.

Confidential Information. The confidential information described in Section 6.2 hereof.

Contract Date. The date upon which this Agreement shall be deemed effective, which shall be the date first above written.

Deed. The deed to be executed by Seller in the applicable form attached hereto as Exhibit J.

Earnest Money. The amount deposited by Buyer in escrow with Escrow Agent as earnest money pursuant to the terms and conditions of Section 3 hereof, together with any interest earned thereon (which shall follow principal).

Environmental Matter. Any matter or circumstance related in any manner whatsoever to (i) the disposal or release of solid, liquid or gaseous waste into the environment, (ii) the treatment, storage, disposal or other handling of any Hazardous Substance (as hereinafter defined), (iii) the placement of structures or materials into waters of the United States, (iv) above-ground or underground storage tanks used for the storage of petroleum, petroleum products, or Hazardous Substances, (v) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace, which matter or circumstance exists at the Property on or before the Closing Date.

Escrow Agent. Stewart Title Guaranty Company acting as Escrow Agent pursuant to the terms and conditions of the Escrow Agreement and Section 3 hereof.

Escrow Agreement. That certain Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent referred to in Section 3 hereof and attached hereto as Exhibit A and by this reference made a part hereof.

Guarantor or Guarantors. Each guarantor of any of a Tenant’s duties and obligations under such Tenant’s Lease (collectively, the “Guarantors”).

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Guaranty or Guaranties. Each guaranty of all or any of a Tenant’s duties and obligations under a Lease (collectively, the “Guaranties”).

Hazardous Substances. Any and all hazardous, extremely hazardous, or toxic substances or wastes or constituents as those terms are defined by any applicable Hazardous Substance Law (including, without limitation, CERCLA and RCRA) and petroleum, petroleum products, asbestos or any asbestos-containing materials, the group of organic compounds known as polychlorinated biphenyls (PCBs), flammables, explosives, radioactive materials, and chemicals known to cause cancer or reproductive toxicity.

Hazardous Substance Law. Any and all federal, state, or local laws, rules, regulations, ordinances, agency or judicial orders and decrees, and agency agreements now and hereafter enacted or promulgated or otherwise in effect, relating to the protection of the environment, including, without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. §6901, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§1251 et seq., the Clean Air Act, 42 U.S.C. §§7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. §§300f et seq., and all amendments, regulations, orders and decrees promulgated thereunder or pursuant thereto.

IDI. Industrial Developments International, Inc., a Delaware corporation, an indirect owner of Seller.

Improvements. The Buildings and any other buildings, structures, fixtures and improvements located upon the Land; provided that reference to the “Marina West Building A Improvements” shall refer solely to the Improvements located on the Marina West Building A Land, the “Marina West Building B Improvements” shall refer solely to the Improvements located on the Marina West Building B Land, the “SouthPoint Building A Improvements” shall refer solely to the Improvements located on the SouthPoint Building A Land, the “SouthPoint Building B Improvements” shall refer solely to the Improvements located on the SouthPoint Building B Land, the “Valwood West Building A Improvements” shall refer solely to the Improvements located on the Valwood West Building A Land, the “Valwood West Building C Improvements” shall refer solely to the Improvements located on the Valwood West Building C Land, the “Valwood West Building D Improvements” shall refer solely to the Improvements located on the Valwood West Building D Land, and the “Westfork Building A4 Improvements” shall refer solely to the Improvements located on the Westfork Building A4 Land.

Inspection Date. The Inspection Date set forth in Section 6.4 hereof.

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Intangible Personal Property. All intangible personal property, if any, owned by Seller and related to the Land and the Improvements, including, without limitation: any trade names and trademarks associated with the Land and the Improvements (but only the non-exclusive right to use the names “Marina West”, “Marina West Business Center”, “SouthPoint”, “Valwood”, “Valwood West Business Park”, “Westfork” and any derivatives thereof); any plans and specifications and other architectural and engineering drawings for the Improvements; any warranties; any Service Contracts (as defined below) and other contract rights related to the Property (but only to the extent Seller’s obligations thereunder are expressly assumed by Buyer pursuant to the Closing Documents as defined below); and any governmental permits, approvals and licenses (including any pending applications).

Land. All those tracts or parcels of land described in Exhibit B attached hereto and by this reference made a part hereof, on which the Buildings are located, together with all tenements, hereditaments, appurtenances and easements belonging or pertaining thereto, and all of Seller’s right, title and interest in and to any strips and gores of streets, rights of way or other land adjacent thereto.

Lease; Leases. Each lease of space or property within the Property in force and effect as of the date hereof and being listed in Exhibit C attached hereto and by this reference made a part hereof, together with any additional leases of the Property which are authorized pursuant to the express terms of this Agreement (collectively, the “Leases”).

Marina West Building A. Building A of Marina West Business Center, Sunrise, Broward County, Florida.

Marina West Building A Land. All those tracts or parcels of land labeled as “Marina West Building A Land”, and described in Exhibit B attached hereto and by this reference made a part hereof, on which Marina West Building A is located.

Marina West Building A Property. The Marina West Building A Land, Marina West Building A Improvements and all other Property relating to Marina West Building A and the Marina West Building A Improvements.

Marina West Building B. Building B of Marina West Business Center, Sunrise, Broward County, Florida.

Marina West Building B Land. All those tracts or parcels of land labeled as “Marina West Building B Land”, and described in Exhibit B attached hereto and by this reference made a part hereof, on which Marina West Building B is located.

Marina West Building B Property. The Marina West Building B Land, Marina West Building B Improvements and all other Property relating to Marina West Building B and the Marina West Building B Improvements.

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Permitted Title Exceptions. Those matters identified on Exhibit D attached hereto and by this reference made a part hereof and, to the extent not included therein, current and future ad valorem property taxes not yet due and payable (but specifically excluding any additional taxes or assessments resulting from unsuccessful appeals of current or prior year ad valorem taxes), any zoning laws and ordinances, the Leases, and any matter approved or deemed approved, or consented to, by Buyer pursuant to Section 5.

Property. All of Seller’s right, title and interest in, to and under the following:

(i)         The Leases;

(ii)        The Intangible Personal Property;

(iii)       The Land;

(iv)       The Improvements;

(v)        The personal property (collectively, the “Personal Property”) listed on Exhibit E attached hereto and by this reference made a part hereof;

(vi)       The Guaranties;

(vii)      The Security Deposits;

(viii)     The Surviving Service Contracts;

(ix)       All rights of way or use, licenses, tenements, hereditaments, appurtenances and easements now or hereafter belonging or pertaining to any of the foregoing, except those, if any, hereinafter reserved to Seller; and

(x)        All mineral and mineral rights, oil, gas, and oil and gas rights, development rights, air rights and water and sewer capacity benefiting or pertaining to the Land or Improvements.

Proration Date. The effective date of the prorations provided in Section 4.2 hereof, which is 11:59 p.m. on the eve of (i.e., the day immediately preceding) the Closing Date.

Purchase Price. The purchase price for the Property described in Section 4.1 hereof.

Rent Roll. The rent roll attached hereto as Exhibit F and by this reference made a part hereof, or any updated version thereof.

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Rents. The rents and other charges under the Leases described in Section 4.2.1 hereof.

Security Deposits. Any and all security deposits made pursuant to the Leases; and if a tenant is entitled to earn and be paid interest on its security deposit, then together with interest accrued on such tenant’s security deposit.

Service Contracts. All of the service or management contracts, equipment, labor or material contracts, maintenance or repair contracts or other agreements (other than the Leases) that are in force and effect and affect the Property or the operation, repair or maintenance thereof, a complete list of such contracts or agreements being contained in Exhibit G attached hereto and by this reference made a part hereof.

SouthPoint Building A. Building A of SouthPoint, Forest Park, Clayton County, Georgia.

SouthPoint Building A Land. All those tracts or parcels of land labeled as “SouthPoint Building A Land”, and described in Exhibit B attached hereto and by this reference made a part hereof, on which SouthPoint Building A is located.

SouthPoint Building A Property. The SouthPoint Building A Land, SouthPoint Building A Improvements and all other Property relating to SouthPoint Building A and the SouthPoint Building A Improvements.

SouthPoint Building B. Building B of SouthPoint, Forest Park, Clayton County, Georgia.

SouthPoint Building B Land. All those tracts or parcels of land labeled as “SouthPoint Building B Land”, and described in Exhibit B attached hereto and by this reference made a part hereof, on which SouthPoint Building B is located.

SouthPoint Building B Property. The SouthPoint Building B Land, SouthPoint Building B Improvements and all other Property relating to SouthPoint Building B and the SouthPoint Building B Improvements.

Survey or Surveys. The survey or surveys of the Land described in Section 6.5 hereof.

Surviving Service Contracts. Those Service Contracts which Buyer may elect in writing to assume, pursuant to Section 7 below, and which shall be assigned to Buyer at the Closing.

Tenant or Tenants. Each tenant who has executed a Lease (collectively, the “Tenants”).

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Tenant Estoppel Certificates. The estoppel certificates which Seller shall devote its good faith efforts to obtain from the Tenants, as provided in Section 9.2 hereof, such certificates to be either (a) substantially in the form of Exhibit H attached hereto and by this reference made a part hereof or (b) in the specific form required by a Lease, if applicable.

Title Commitment. The title commitment described in Section 5 hereof.

Title Insurer. Escrow Agent, acting as the title insurer hereunder.

Valwood West Building A. Building A of Valwood West Business Park, Dallas, Dallas County, Texas.

Valwood West Building A Land. All those tracts or parcels of land labeled as “Valwood West Building A Land”, and described in Exhibit B attached hereto and by this reference made a part hereof, on which Valwood West Building A is located.

Valwood West Building A Property. The Valwood West Building A Land, Valwood West Building A Improvements and all other Property relating to Valwood West Building A and the Valwood West Building A Improvements.

Valwood West Building C. Building C of Valwood West Business Park, Dallas, Dallas County, Texas.

Valwood West Building C Land. All those tracts or parcels of land labeled as “Valwood West Building C Land”, and described in Exhibit B attached hereto and by this reference made a part hereof, on which Valwood West Building C is located.

Valwood West Building C Property. The Valwood West Building C Land, Valwood West Building C Improvements and all other Property relating to Valwood West Building C and the Valwood West Building C Improvements.

Valwood West Building D. Building D of Valwood West Business Park, Dallas, Dallas County, Texas.

Valwood West Building D Land. All those tracts or parcels of land labeled as “Valwood West Building D Land”, and described in Exhibit B attached hereto and by this reference made a part hereof, on which Valwood West Building D is located.

Valwood West Building D Property. The Valwood West Building D Land, Valwood West Building D Improvements and all other Property relating to Valwood West Building D and the Valwood West Building D Improvements.

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Westfork Building A4. Building A4 of Westfork, Lithia Springs, Douglas County, Georgia.

Westfork Building A4 Land. All those tracts or parcels of land labeled as “Westfork Building A4 Land”, and described in Exhibit B attached hereto and by this reference made a part hereof, on which Westfork Building A4 is located.

Westfork Building A4 Property. The Westfork Building A4 Land, Westfork Building A4 Improvements and all other Property relating to Westfork Building A4 and the Westfork Building A4 Improvements.

1.2       Exhibits. Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

Exhibit A  -        Escrow Agreement

Exhibit B  -        Description of Land

Exhibit C  -        List of Leases and Commission Agreements

Exhibit D  -        Permitted Title Exceptions

Exhibit E  -        List of Personal Property

Exhibit F  -        Rent Roll

Exhibit G  -        Service Contracts

Exhibit H  -        Form of Tenant Estoppel Certificate

Exhibit I  -         Description of Litigation Affecting the Property

Exhibit J  -         Form of Deed

Exhibit K  -        Reserved

Exhibit L  -         Assignment and Assumption of Leases and Guaranties

Exhibit M  -        Non-Foreign Certificate

Exhibit N  -         Bill of Sale

Exhibit O  -         Assignment and Assumption of Surviving Service Contracts

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Exhibit P  -        General Assignment

Exhibit Q  -        Master Service Contracts

Exhibit R  -        Audit Letter

Section 2. Purchase and Sale Agreement.

Subject to and in accordance with the terms and provisions hereof, Seller agrees to sell and Buyer agrees to purchase the Property.

Section 3. Earnest Money.

3.1         Earnest Money. Within two (2) business days after receipt of an executed copy of this Agreement, Buyer shall deposit with Escrow Agent (i) an executed original of the Escrow Agreement and (ii) the sum of Two Million and No/100 Dollars ($2,000,000.00) as the earnest money deposit under this Agreement (the “Deposit”). The Deposit, together with any interest or other income earned thereon (collectively, the “Earnest Money”), shall be held, invested and disbursed pursuant to the respective terms and provisions hereof and of the Escrow Agreement. The Earnest Money less $100 (the “Independent Consideration”) which, upon any termination of this Agreement is to be paid to Seller as consideration for the rights granted Buyer hereunder, shall be refunded to Buyer in the event that this Agreement is terminated for any reason other than Buyer’s default.

3.2         Disbursement. Whenever the Earnest Money is by the terms hereof to be disbursed by Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notice or notices as shall be necessary, if any, or, in the opinion of Escrow Agent, appropriate to authorize Escrow Agent to make such disbursement.

Section 4. Purchase Price.

4.1         Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be One Hundred Five Million Five Hundred Thousand and No/100 Dollars ($105,500,000.00), which is allocated among the Property as follows: (i) Marina West Building A Property: $30,500,00.00; (ii) Marina West Building B Property: $12,700,000.00; (iii) SouthPoint Building A Property: $12,500,00.00; (iv) SouthPoint Building B Property: $13,625,000.00; (v) Valwood West Building A Property: $10,850,000.00; (vi) Valwood West Building C Property: $7,725,000.00; (vii) Valwood West Building D Property: $7,800,000.00; and (viii) Westfork Building A4 Property: $9,800,000.00. The Purchase Price, as adjusted by the prorations provided in Section 4.2 hereof and as reduced by the Earnest Money, which, unless otherwise disbursed hereunder, shall be disbursed by Escrow Agent at the Closing to Seller as a portion of the Purchase Price, shall be paid by Buyer to Seller at the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds reasonably acceptable to Seller.

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4.2      Prorations. The following items shall be prorated between Seller and Buyer as of the Proration Date, and prorations favoring Buyer, to the extent determinable as of the Proration Date, shall reduce the Purchase Price payable by Buyer at the Closing, and such prorations favoring Seller, to the extent determinable as of the Proration Date, shall increase the Purchase Price payable by Buyer at the Closing:

4.2.1     Rents, additional rents, common area maintenance charges, charges for taxes and insurance premiums or for escalations thereof, if any, and other charges under the Leases as and when collected (hereinafter collectively referred to as the “Rents”).

(a)         Delinquent Rents. No prorations shall be made for any unpaid amounts due and payable prior to Closing or for delinquent rents existing, if any, as of the Closing Date. If, on the Proration Date, any Tenant is delinquent in the payment of any Rents, then Buyer shall refund to Seller an amount, up to the full amount of such receivable, at the time of Buyer’s receipt of any Rents from such Tenant, to the extent of any portion of such payment remaining after Buyer deducts all Rents due Buyer from such Tenant after the Proration Date.

(b)         Expense Reconciliation. During the first quarter of calendar year 2012, Seller shall provide Buyer with a reasonably detailed reconciliation for each Tenant showing all common area maintenance charges, property taxes, insurance and other operating cost pass-throughs payable by Tenants (collectively, the “Operating Expenses”) incurred by Seller for calendar year 2011, and any Operating Expense estimates or charges collected by Seller during calendar year 2011 and relating to such Tenant, all in the form customarily submitted to each Tenant (the “CAM Reconciliation”), provided that Seller shall provide the CAM Reconciliation to Buyer with reasonable and sufficient time to allow timely processing of the reconciliation of Operating Expenses under the Leases. To the extent that Seller has received any monthly or periodic payments of Operating Expenses allocable to periods subsequent to Closing, Seller shall promptly pay the same to Buyer at Closing. With respect to any monthly or periodic payments of Operating Expenses received by Buyer after the Closing allocable to Seller prior to Closing, Buyer shall promptly pay the same to Seller (subject to the provisions in Section 4.2.1(a) for delinquent rents). Notwithstanding the foregoing, to the extent that the CAM Reconciliation reveals that Seller has over-collected Operating Expenses such that Seller would be obligated to refund money to the Tenants (an “Over Collection”), rather than collect additional money from the Tenants (an “Under Collection”), said Over Collection shall be paid by Seller to Buyer simultaneously with Seller’s submission of the CAM Reconciliation and Buyer shall assume the obligation to pay any such Over Collection to Tenants; provided, in the event of an Under Collection, Buyer shall make good faith efforts to collect the amount of the Under Collection from the applicable Tenant in connection with the Operating Expense reconciliation process under the Leases, and shall, upon receipt, promptly deliver such amount to Seller.

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4.2.2         The state, county and local ad valorem property taxes (“Taxes”) for the year or tax period of Closing. If the actual tax bills have been issued, the proration shall be based upon such bills. If the actual tax bills have not been issued, then such proration shall be based on such taxes billed for the prior year or tax period and, after the tax bills for the year or tax period of Closing are received by either Buyer or Seller, Buyer and Seller shall adjust such proration, and any amount then owing shall be paid within twenty (20) days of demand by the party entitled thereto. Notwithstanding anything herein to the contrary, Buyer shall in no event be responsible for, and Seller hereby covenants and agrees to pay any Taxes, penalties or other costs, assessments or obligations resulting from an unsuccessful appeal of current or prior years’ Taxes. To the extent any such tax appeal is outstanding as of the Closing Date and Seller has not paid the entire amount of the Taxes which are the subject of such appeal, the amount of the Taxes not paid in connection with such appeal (or such greater amount as may be required by the Title Insurer to insure Buyer’s interest in the Property without exception for any Taxes other than Taxes for subsequent years) shall be deposited in escrow with Escrow Agent pursuant to an escrow agreement, the terms of which shall be negotiated and agreed to by Seller and Buyer on or prior to the Closing Date.

4.2.3         Sanitary sewer taxes, assessments and utility charges, if any, to the extent, and only to the extent, such taxes and charges are not required to be paid by any Tenant directly to the utility or governmental authority. With respect to Seller’s accounts for such taxes and charges, to the extent reasonably possible: (i) Seller and Buyer shall request the utility companies to read the meters as of the Proration Date; (ii) Seller shall be responsible for all such utility charges incurred through the Proration Date; (iii) Buyer shall make application to the various companies for the continuation of such services and the establishment of the required accounts in the name of Buyer effective from and after the Proration Date; (iv) all prepaid deposits for utilities shall be refunded to Seller by the utility companies; and (v) it shall be Buyer’s responsibility to make any utility deposits required for the continuation of such services from and after the Proration Date.

4.2.4         Operating expenses of the Property, including, without limitation, charges under the Surviving Service Contracts, subject to the terms of Section 4.2.1(b) above.

4.2.5         Tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the Tenant), tenant allowances, moving expenses and other out-of-pocket costs which are the obligation of the landlord under Leases shall be allocated between the parties according to whether such obligations arise in connection with (1) Leases executed as of the date of this Agreement (other than with respect to renewal terms or expansion rights under such Leases properly exercised after the date of this Agreement) (collectively, “Existing TI Obligations”), or (2) Leases or amendments entered into during the pendency of this Agreement and approved by Buyer pursuant to Section 9 and renewals or expansion rights properly exercised after the date of this Agreement (“New TI Obligations”):

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(a)         Existing TI Obligations. If, by Closing, Seller has not completed and paid in full Existing TI Obligations, then such costs as reasonably agreed by Buyer and Seller shall be withheld from the Purchase Price at Closing, placed in an escrow with the Title Company pursuant to an escrow agreement in form and substance reasonably satisfactory to Seller and Buyer, and Buyer shall be responsible for completing and paying such Existing TI Obligations. Any funds held in the escrow shall be released to Buyer without any requirement for the consent of Seller and shall be used by Buyer to pay or otherwise satisfy such Existing TI Obligations as and when the same become due and payable. If there are any funds remaining in the escrow after payment of such Existing TI Obligations, such excess shall be paid to Seller; but if the amount in escrow is insufficient for such purpose, Seller shall pay such deficiency to the party to whom the same is owed as and when the same becomes due and payable.

(b)         New TI Obligations. Buyer shall be responsible for and shall at Closing assume the obligation to pay all New TI Obligations. At Closing, Buyer shall reimburse Seller for the cost of New TI Obligations properly performed and paid for by Seller to the extent such obligations were expressly approved in writing by Buyer pursuant to Section 9 hereof.

4.2.6     On or before the Closing Date, Seller shall pay in full all leasing commissions due to leasing or other agents for the remaining current term of each Lease (determined as of the Contract Date without regard to any unexercised termination or cancellation right); provided, however, that if any leasing agent will not accept such payment, then Buyer shall receive a credit against the Purchase Price at Closing in an amount equal to the then-unpaid leasing commissions, and Buyer shall assume, in writing, the obligation to pay any such leasing commissions due thereunder after the Closing Date up to the amount of such credit. At Closing, Buyer shall assume the obligation for the payment of any leasing commissions due under the leasing commission agreements identified on Exhibit C hereto which may become due as a result of the renewal of any Lease or the expansion of lease space occupied by any Tenant after Closing pursuant to an express provision set forth in any such Lease or any such commission agreement.

4.2.7     Prorations will be calculated in accordance with the provisions of this Section 4.2, but may be allocated to each parcel of Land and its related Improvements based on the items of income and expenses of such parcel of Land and Improvements. With respect to any items of income or expense which affect more than one parcel of Land and Improvements, such items shall be equitably allocated between the affected Land and Improvements

4.2.8     Either party shall be entitled to a post-Closing adjustment for any incorrect prorations, upon notice from the other party given within one (1) year after Closing.

4.2.9     Buyer shall cooperate with Seller and use reasonable efforts to collect any delinquent rent due to Seller under the Leases for a period ending 90 days after Closing; provided, however, that Buyer shall have no obligation to bring

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any legal action to collect such payment. Seller shall have the right to sue delinquent Tenants for delinquent rent so long as Seller does not pursue an eviction or cause a termination of any Lease. To the extent any Tenant has the right under its Lease to audit Seller’s books and records, Seller shall allow such access/audit for such purpose for so long as Tenant has such right under its Lease (without regard to the limitation on survival set forth in Section 4.2.10 below).

4.2.10 Each party shall have the right after the Closing upon five (5) business days prior written notice to the other party, to review, inspect and audit any and all books, records and other information relating to any proration or adjustment required under this Section 4.2 during mutually agreeable times. Buyer and Seller shall promptly pay to the other party any amount due to the other party as a result of any proration or adjustments to prorations required or made under this Section 4.2. All amounts due hereunder shall be payable no later than twenty (20) days after demand by the payee, and, if such payments duly owing are not then timely paid, then all such amounts shall bear interest at a rate equal to fifteen percent (15%) per annum until such time as all such amounts are paid in full. Except as otherwise expressly provided herein, the terms and conditions set forth in this Section 4.2 shall expressly survive the Closing hereunder only for the period of time necessary to achieve final prorations of all amounts due and owing hereunder but in any event no later than one (1) year after the Closing.

Section 5.     Title to the Property. Seller shall convey good and indefeasible fee simple title to the Land and the Improvements to Buyer in the form of the Deed, subject only to the Permitted Title Exceptions. Seller shall order a current owner’s title insurance commitment or commitments with respect to the Land and Improvements from the Title Insurer, together with legible copies of all of the underlying exception documents shown on Schedule B-2 thereof (the “Title Commitment”), and provide the Title Commitment to Buyer. Buyer shall have until the Inspection Date by which to examine title to the Property as disclosed by the Title Commitment and Survey and to give written notice to Seller of any objections which Buyer may have. If Buyer fails to give any notice to Seller by such date, Buyer shall be deemed to have approved any title exceptions or defects disclosed in the Title Commitment and Survey. If Buyer does give Seller timely notice of objection to title exceptions or defects disclosed in the Title Commitment and Survey, Seller shall then have the right, but not the obligation, for a period of five (5) days after such notice, to cure or satisfy, or undertake to cure or satisfy by the Closing, such objection. If Seller does not cure or satisfy or undertake by written notice to Buyer to cure or satisfy such objections within the five (5) day period, then Buyer may elect, by written notice to Seller on or before the sixth (6th) day following such notice, either to (a) terminate this Agreement, in which case the Earnest Money, less the Independent Consideration to be delivered to Seller, shall be returned to Buyer by Escrow Agent, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected the option contained in subparagraph (b) above. If Seller does so cure or satisfy or give

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notice of its undertaking to cure or satisfy such objection within the time allowed, then this Agreement shall continue in full force and effect, subject to Seller so curing such objections, which shall be a condition to Buyer’s obligation to close. Buyer shall have the right at any time to waive any objections that it may have made and, thereby, to preserve this Agreement in full force and effect. Seller agrees not to further voluntarily alter or encumber in any way Seller’s title to the Property after the Contract Date (except for entering into new leases or renewing existing Leases to the extent permitted by Section 9.1 below) without Buyer’s consent, which consent shall not be unreasonably withheld or delayed. Seller shall give Buyer notice of any such proposed alteration or encumbrance and Buyer shall then have five (5) business days in which to elect, by written notice to Seller on or before such fifth (5th) day, either to (i) consent to the change, or (ii) object, in which event Buyer shall set forth and deliver in writing to Seller its reasons for doing so. If Buyer has not given Seller notice of its election by the end of the fifth (5th) day, Buyer shall be deemed to have elected to consent to the change. Notwithstanding anything to the contrary set forth in this Section 5, Seller shall remove all mortgages encumbering the Property, and shall remove or bond over to Buyer’s and the Title Insurer’s reasonable satisfaction any other monetary liens and security interests in or against the Property, to the extent any such mortgages or other monetary liens and security interests arise by, through or under Seller, and are not the result of Buyer’s or Buyer’s agents’ actions. Between the Inspection Date and the Closing Date, Buyer shall have the right to request updates to the Title Commitment and/or Survey and object to any new matters of title or survey not contained in the original Title Commitment and/or Survey other than immaterial matters. If Buyer so objects and Seller elects to undertake to cure such objections (in the manner provided above for the initial title objections), Seller may extend the Closing by up to thirty (30) days to attempt to cure such objections. If Seller is unable or unwilling to cure any such new objection, Buyer shall have the rights as provided above in the event Seller fails to cure or satisfy or undertake to cure or satisfy Buyer’s initial objections, provided Buyer gives Seller notice of its election prior to Closing (as same may be extended).

Section 6.         Limitation on Warranties and Buyer’s Inspection.

6.1         Limitation on Warranties. Buyer and Seller acknowledge that Buyer shall inspect the Property and shall examine, review and inspect the books and records relating to the ownership and operation of the Property pursuant to the terms hereof. Buyer shall acquire the Property “AS IS, WHERE IS” without any obligation of Seller, except as expressly set forth herein to the contrary, to perform any repairs, improvements, maintenance or other work to the Property or any part thereof, and without, except as expressly set forth herein or in the Deed and other documents delivered at Closing (collectively, the “Closing Documents”), to the contrary, any warranties, express or implied, of any kind from Seller, including, but not limited to, warranties of fitness, merchantability, fitness for a particular purpose, habitability, tenantability or environmental condition. Seller expressly disclaims any representations and warranties with respect to the Property, except as specifically set forth in this Agreement and in the Closing Documents, including any representations by any brokers or salesmen, and Buyer does hereby acknowledge that, in purchasing the Property, Buyer is relying only upon those representations of Seller concerning the Property

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expressly set forth as such in this Agreement and in the Closing Documents. This provision shall expressly survive the Closing.

6.2         Physical and Document Inspection. Within five (5) days after the date hereof, Seller shall make available or provide Buyer complete copies of each of the following documents related to the Property (the “Property Information”) that it has in its possession or reasonable control as of that date (but specifically excluding (i) those portions of the listed documents which would disclose Seller’s cost of acquisition of the Land, or cost of construction of the Improvements and related soft costs, (ii) any reports, presentations, summaries and the like prepared for Seller’s Board of Directors or investment committee in connection with its consideration of the acquisition of the Land, construction of the Improvements or sale of the Property, (iii) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of the Property or any part thereof and (iv) any information which Seller notifies Buyer is the subject of a confidentiality agreement between Seller and a third party (the items described in clauses (i), (ii) (iii) and (iv) being collectively referred to as the “Confidential Information”):

(a)         Each Lease, with all amendments thereto;

(b)         Copies of all lease commission agreements;

(c)         Each Guaranty, if any;

(d)         Each Service Contract;

(e)         A current Rent Roll;

(f)         All surveys of the Property and plans and specifications and certificates of occupancy for the Buildings;

(g)         All current title insurance binders or policies in force with respect to the Property and the Buildings;

(h)         Most recent property tax bills and assessments;

(i)         Environmental reports, soils reports, engineering reports, and any physical inspection reports concerning the Property;

(j)         Actual operating expense statements for the prior two (2) years and estimated operating expense statements for the current year for the Property;

(k)         Permits;

(l)         Zoning information;

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(m)         Certificates of insurance and any written notices from insurance carriers concerning the Property;

(n)         Utility availability letters;

(o)         Certificates of Substantial Completion;

(p)         Engineering and soil reports;

(q)         Material concerning the Litigation referenced in Exhibit I, if any;

(r)         Payment history of Tenants;

(s)         Unexpired warranties and guaranties affecting the Property;

(t)         Tenant correspondence; and

(u)         To the extent not covered above, all of the information, materials and documents identified in Schedule 6.2 attached hereto.

Seller may provide hard copies directly to Buyer, or make them available at Seller’s offices or post them on Seller’s “Peracon” due diligence website to which Buyer has been provided access. Except as expressly stated herein or in the Closing Documents, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Buyer in connection with the transaction contemplated hereby. Buyer acknowledges and agrees that all materials, data and information delivered by Seller to Buyer in connection with the transaction contemplated hereby are provided to Buyer as a convenience only and that any reliance on or use of such materials, data or information by Buyer shall be at the sole risk of Buyer, except as otherwise expressly stated herein or in the Closing Documents. Without limiting the generality of the foregoing provisions, Buyer acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Buyer shall be for general informational purposes only, (b) Buyer shall not have any right to rely on any such report delivered by Seller to Buyer, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Buyer with respect thereto, (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Buyer shall have any liability to Buyer for any inaccuracy in or omission from any such report and (d) except as provided in Section 8.11(d), the failure to deliver any report as to the environmental or other conditions of the Property, including any proposal for work at the Property which was not performed by Seller, shall not be actionable by Buyer under this Agreement or otherwise. Seller shall have the continuing obligation during the pendency of this Agreement to provide Buyer with any document described above and coming into Seller’s or its property manager’s possession or reasonable control or produced by or for Seller after the initial delivery of the Property Information and shall make all of Seller’s books and records related to the Property (other than Confidential Information) available for Buyer’s inspection and review during normal business hours,

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upon not less than one (1) business day prior notice. In addition, Seller agrees to provide Buyer with additional materials, information and documents related to the Property not included in this Section 6.2 (other than Confidential Information) in Seller’s possession or reasonable control that Buyer may reasonably request with specificity.

6.3         Buyer’s Inspection. Subject to the rights of the Tenants under the Leases and any rights or restrictions under any of the Permitted Title Exceptions, Buyer and its agents shall have the right, from time to time prior to the Closing, to enter upon the Property to examine the same and the condition thereof, and to conduct such surveys and to make such engineering and other inspections, tests and studies as Buyer shall determine to be reasonably necessary, all at Buyer’s sole cost and expense; provided, however, Buyer shall not conduct any environmental investigations of the Property beyond a Phase I environmental site assessment (i.e., no Phase II environmental assessment, groundwater sampling or other destructive or invasive testing) without first obtaining Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed. Buyer agrees to give Seller at least twenty-four (24) hours advance notice of any such examinations or surveys and any meetings with Tenants, and to conduct such examinations, surveys and meetings during normal business hours. Seller may be present with Buyer during any or all examinations or surveys of the Property and Tenant meetings conducted by Buyer, but shall not have the obligation to be present. Buyer agrees to conduct all examinations and surveys of the Property in a manner that will not harm or damage the Property or cause any claim adverse to Seller or default under any Lease, and agrees to restore the Property to its condition prior to any such examinations or surveys immediately after conducting the same. Buyer hereby indemnifies and holds Seller harmless from and against any claims for injury or death to persons, damage to property or other losses, damages or claims, including, without limitation, claims of any Tenants, and including, in each instance, reasonable attorneys’ fees and litigation costs, arising out of any action of any person or firm entering the Property on Buyer’s behalf as aforesaid, which indemnity shall survive the Closing and any termination of this Agreement without the Closing having occurred, but shall not include any losses or claims arising from the mere discovery of a pre-existing condition.

6.4         Formal Inspection Period. Notwithstanding Buyer’s right of inspection contained in Section 6.3 above, with respect to the condition of the Property, Buyer’s obligation to close under this Agreement is subject to and conditioned upon Buyer’s investigation and study of and satisfaction with the Property and the suitability of the Property for Buyer’s intended investment and use. Buyer shall have until November 23, 2011(the “Inspection Date”) in which to make such investigations and studies with respect to the Property as Buyer deems appropriate, and either to terminate this Agreement, in its sole and absolute discretion, if Buyer is not, for any reason satisfied with the Property or to waive its termination right under this Section 6.4. If Buyer fails to give Seller written notice waiving its termination rights hereunder on or before the Inspection Date, then Buyer shall be deemed to have terminated this Agreement, the Independent Consideration shall be delivered to Seller and the balance of the Earnest Money shall be refunded to Buyer by Escrow Agent without any directions from Seller and despite any objections or potential objections by Seller, and

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the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, and thereafter, Buyer shall promptly provide to Seller, without charge, copies of any reports, surveys, drawings, tests or other written documents obtained by Buyer from third parties with respect to the Property, without any representation or warranty whatsoever. If Buyer delivers written notice waiving its termination rights under this Section 6.4 on or before the Inspection Date, then this Agreement shall remain in full force and effect.

6.5         Survey. The Deeds to be delivered by Seller to Buyer at the Closing shall contain the applicable legal descriptions contained in Exhibit B hereto. Seller shall obtain and provide to Buyer current as-built ALTA/ACSM Surveys of each parcel of Land and applicable Improvements (collectively, the “Surveys”). If the legal description for any parcel of Land, based on the applicable Survey, differs from the corresponding legal description for such Building’s Land on Exhibit B hereto, Seller will, upon Buyer’s request, also convey the applicable Land to Buyer pursuant to the new Survey legal description of such Land, if different from Exhibit B hereto, by quitclaim deed or similar deed without warranty, as necessary, to permit the Title Company to insure both descriptions, but if, and only if, such new description of such Land is reasonably acceptable to Seller.

Section 7. Service Contracts. Seller shall, at or prior to the Closing, terminate all Service Contracts, at Seller’s sole cost and expense, except those Service Contracts designated by Buyer on or before the Inspection Date to be Surviving Service Contracts, which Buyer elects to assume. For those master Service Contracts that apply to the Property and other property not being sold to Buyer, as designated on Exhibit Q attached hereto, Seller shall not assign those Service Contracts to Buyer, and at Closing, Seller shall be responsible for removing the Property from said Service Contracts.

Section 8. Representations and Warranties.

As of the Contract Date, and subject to those matters that (a) are contained in the Property Information actually delivered or made available to Buyer or (b) may be revealed in the public records, Seller hereby warrants and represents to Buyer as follows:

8.1         Rent Roll. The Rent Roll attached hereto as Exhibit F is the Rent Roll used by Seller in its day to day management of the Property, and Seller shall provide an updated version of the Rent Roll to Buyer at the Closing dated no earlier than five (5) business days prior to Closing. To Seller’s knowledge, the information contained in the Rent Roll is materially accurate.

8.2         Leases - Complete Copies. A complete list of the Leases is contained in Exhibit C hereto. Pursuant to Section 6.2 hereof, Seller has made available to Buyer true, complete and accurate copies of all of the Leases. The Leases are all of the agreements affecting the use or occupation of the Property between third parties and Seller, the Leases are in full force and effect and there are no written or oral promises,

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understandings or commitments by Seller or, to Seller’s knowledge, by any other party, with any Tenant other than as set forth in such Leases.

8.3         Leases - Default. No Tenants have asserted, nor, to Seller’s knowledge, are there any defenses or offsets to rent accruing after the Contract Date except as set forth in the Rent Roll. Seller has not received any written notice of any default or breach on the part of the landlord under any Lease, which has not been cured, nor, to Seller’s knowledge, does there exist any uncured material default, or any claim of material default under any of the Leases, and to Seller’s knowledge no Tenant has any defense, set-off or counterclaim with respect to its tenancy or its obligation to pay rent, additional rent and other charges pursuant to its Lease after Closing. The only commission agreements in effect and relating to the Leases or the Property are listed on Exhibit C attached hereto, and true, complete and accurate copies of such commission agreements have been made available to Buyer pursuant to Section 6.2 hereof. From and after the Closing Date, there shall be no rental, lease or other commissions payable to any person or entity with respect to the current term of the Leases in effect as of the Contract Date (without regard to any unexercised cancellation or termination rights). Except as set forth in the Rent Roll, all of the landlord’s obligations to construct tenant improvements or reimburse the Tenants for tenant improvements under the Leases (including, without limitation, Existing TI Obligations) have been paid and performed in full and all concessions (other than any unexpired rent abatement set forth in the Leases) from the landlord under the Leases have been paid and performed in full.

8.4         Guaranties - Complete Copies. The copies of the Guaranties made available to Buyer pursuant to Section 6.2 hereof are true, complete and accurate copies of all of the Guaranties, all of which, to Seller’s knowledge, are in full force and effect and fully assignable to Buyer except as set forth on the Rent Roll.

8.5         Service Contracts. The copies of the Service Contracts made available to Buyer pursuant to Section 6.2 hereof are true, complete and accurate copies and, to Seller’s knowledge, are the only Service Contracts in effect with respect to the Property. To Seller’s knowledge, (a) all are in good standing and in full force and effect in accordance with their respective provisions; (b) Seller has performed all of the owner’s obligations thereunder accrued to date; and (c) there has been no default, nor any claim of default, on the part of any party thereto, and no event has occurred that, with notice or lapse of time or both, would constitute a default by any party thereto.

8.6         No Litigation. Except as described in Exhibit I attached hereto and by this reference made a part hereof and except as may be revealed in the Title Commitment, Seller has not received any written notice of any actual, pending or threatened litigation or proceeding by any organization, person, individual or governmental agency against Seller with respect to the Property or against the Property or which would otherwise prohibit Seller from consummating the sale of the Property pursuant to this Agreement. Seller has received no written notice of violation of the Property’s compliance with local, state or federal codes, statutes, ordinances, laws, rules or regulations, which remains uncured.

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8.7         Boundary Lines of Land. There is no pending litigation or dispute, and Seller has received no written notice of any dispute, concerning the location of the lines and corners of the Land, and Seller has not been served with any legal action concerning the location of the lines and corners of the Land.

8.8         Authority. Each of IPF I, IPF II and IPF III is a duly organized and validly formed limited partnership under the laws of the State of Georgia, is qualified to do business in the State(s) in which the Land owned by such entity is located, is not subject to any involuntary proceeding for dissolution or liquidation thereof, and has obtained all requisite authorizations to enter into this Agreement with Buyer and to consummate and close the purchase and sale of the Property pursuant hereto. MW is a duly organized and validly formed limited liability company under the laws of the State of Delaware, is qualified to do business in the State in which the Land owned by MW is located, is not subject to any involuntary proceeding for dissolution or liquidation thereof, and has obtained all requisite authorizations to enter into this Agreement with Buyer and to consummate and close the purchase and sale of the Property pursuant hereto. The parties executing this Agreement on behalf of Seller are duly authorized to sign and deliver this Agreement on behalf of Seller. This Agreement and all documents executed by Seller which are to be delivered to Buyer at Closing do not and at the time of Closing will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller is subject.

8.9         No Rights to Purchase. No Person, other than Buyer, has any right, agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Property (other than the rights of Tenants to lease portions of the Property, as tenants only and without the right to purchase any portion of the Property, pursuant to the Leases).

8.10       Taxes and Assessments. The Land is not subject to or affected by any special assessment for public improvements or otherwise, whether or not presently a lien upon the Land, nor does Seller have knowledge of any pending special assessment. There are no pending appeals of any Taxes except for the tax appeals pending with respect to the SouthPoint Building A Property and SouthPoint Building B Property. Seller has paid all applicable sales taxes due and payable as of the date hereof with respect to rent paid under the Leases for space within the Buildings located in the State of Florida.

8.11       Environmental Matters.

(a)         Hazardous Substances have not been used, generated, transported, treated, stored, released, discharged or disposed of in, onto, under or from the Property in violation of any Hazardous Substance Laws by Seller or, to Seller’s knowledge, by any predecessor-in-title or agent of Seller, by any Tenant or by any other Person at any time;

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(b)         no notification of release of a Hazardous Substance has been filed as to the Property, nor is the Property listed on the National Priority List promulgated pursuant to CERCLA or on any other Federal or state list of Hazardous Substance sites requiring investigation or cleanup; and

(c)         there are no above-ground or underground tanks or any other underground storage facilities located on the Property, and there have never been such tanks or facilities on the Property.

(d)         To Seller’s knowledge, Seller has not intentionally withheld from Buyer environmental reports for the Property.

Seller has received no written or oral notice or other communication of pending or threatened claims, actions, suits, proceedings or investigations against Seller or any Tenant or occupant of the Property related to (i) the disposal or release of solid, liquid or gaseous waste into the environment from the Property, (ii) the use, generation, transportation, treatment, storage, release, discharge, disposal or other handling of any Hazardous Substance on the Property, or (iii) any alleged violation of, or requirement to perform remediation, cleanup or investigation under, any Hazardous Substance Laws in relation to the Property.

8.12       Non-Foreign Status. Neither IPF I, IPF II, IPF III nor MW is a “foreign person” as that term is defined in the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

8.13       Compliance With Law. To Seller’s knowledge, (a) the Property is being used and operated in material compliance with all applicable statutes, laws, codes, approvals, regulations, rules, ordinances, orders, or urban development plan or other governmental or quasi-governmental requirements of any kind (“Laws”) and (b) all permits, licenses and other authorizations required under all Laws for the Property have been obtained and are in full force and effect, and all conditions and requirements in those permits, licenses, and authorizations have been and are being complied with. Seller has received no notices or citations for the violation of any Laws relating to any violation which remains uncorrected.

8.14       Anti-Terrorism Laws. Seller is not, and will not be, a person or entity with whom Buyer is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as and hereafter referred to as, the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

8.15       Operating Statements. To Seller’s knowledge, (a) the operating statements are true, correct and complete in all material respects as of the date of said

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statements and (b) there has been no material adverse change in the operations of the Property since the date of the most recent operating statements. As used herein, the term “operating statements” means the historical operating statements, general and tenant ledgers, aged receivables/delinquency report, annual expense reconciliation, current budget and variance report, year-end trial balance, and capital expenditure/major repair summary provided or made available by Seller to Buyer pursuant to Section 6.2 hereof.

8.16       Employees. There are no employees of Seller employed in connection with the use, management, maintenance or operation of the Property whose employment will continue after the Closing Date. There is no bargaining unit or union contract relating to any employees of Seller.

8.17       No Contractual or Donative Commitments. Seller has not made any contractual or donative commitments relating to the Property to any governmental authority, quasi-governmental authority, utility company, community association, property owners’ association or to any other organization, group, or individual which would impose any obligation upon Buyer to make any contribution or dedication of money or land, or to construct, install or maintain any improvements of a public or private nature on or off the Property.

8.18       Development Agreements, CCRs and REAs. Seller has not received or given any written notice of default that remains uncured under any development agreement with a governmental entity, declaration, reciprocal easement agreement, so-called “CCRs” (i.e., covenants, conditions and restrictions), property owners’ association documents or other similar agreements.

8.19       Knowledge. All representations and warranties made by Seller in this Section 8 are expressly limited to Seller’s knowledge. The phrase “Seller’s knowledge” shall mean the current actual knowledge of Bryan Blasingame, IDI’s Senior Vice President of Investments, M. Shan Helton, IDI’s Vice President of Investments, and (i) with respect to the Marina West Building A Property and the Marina West Building B Property: Joe Goss, IDI’s Vice President of Construction, and Anthony Moonen, IDI’s Vice President, Real Estate Management; (ii) with respect to the Valwood West Building A Property, the Valwood West Building C Property and the Valwood West Building D Property: David Seaman, IDI’s Vice President of Construction, and Kelli Delozier, IDI’s Vice President, Real Estate Management; and (iii) with respect to the SouthPoint Building A Property, the Southpoint Building B Property and the Westfork Building A4 Property: Gill Shaw, IDI’s Vice President of Construction, and Phyllis Kellam, IDI’s Vice President, Real Estate Management, who are those employees of IDI that are or were responsible on behalf of Seller for the construction, management, operation and disposition of the Property, without any independent investigation or inquiry or any personal liability on the part of any of such individuals, and the knowledge of no other past, present or future employee of Seller or IDI shall be imputed to Seller for purposes of the foregoing representations and warranties.

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8.20       Miscellaneous. It shall be a condition of Buyer’s obligation to Close that the representations and warranties contained in this Section 8 are true and correct at Closing in all material respects and Seller shall be deemed to have reaffirmed these representations and warranties at Closing. In the event that Seller or Buyer learns that any of said representations or warranties becomes inaccurate between the Contract Date and the Closing Date, Seller or Buyer shall immediately notify the other party of such change. Seller shall then use its good faith efforts to cure such change within thirty (30) days after giving or receiving notice thereof as required herein. The Closing Date shall be automatically extended in order to allow the running of said thirty (30) day period. In the event Seller so cures such change within said thirty (30) day period, this Agreement shall remain in full force and effect. If Seller is unable to cure such change, Buyer may either (a) terminate this Agreement by written notice to Seller, in which case the Earnest Money shall be returned to Buyer and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. In the event Buyer elects option (b) in the preceding sentence or in the event Buyer elects to Close with the knowledge that a representation or warranty of Seller herein is untrue or incorrect (and it is expressly agreed that Buyer shall be deemed to have knowledge that a representation or warranty is untrue or incorrect if anything contained in the materials delivered by Seller pursuant to Section 6.2 hereof renders it so), the representations and warranties shall be deemed to be automatically amended to reflect said change. The representations and warranties contained in this Section 8 shall survive Closing but shall terminate one (1) year after the Closing Date, unless a suit is filed thereupon in a court of competent jurisdiction on or before the expiration of said one (1) year period, as such period may be extended pursuant to Section 12.3 hereof to provide for Seller’s post-closing cure rights. Nothing contained herein shall be deemed to limit Buyer’s remedies under Section 12 if Seller breaches a representation or warranty under this Section 8, after expiration of any applicable notice and cure period.

Section 9. Leases, Surviving Service Contracts and Guaranties;.

9.1         Preservation of Leases, Surviving Service Contracts and Guaranties. After the Contract Date, and to the extent within Seller’s control or discretion, Seller shall not, without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed, amend, extend or cancel any Lease, Surviving Service Contract or Guaranty; consent to any surrender or release of any Lease or Guaranty; consent to any assignment or sublease under any Lease; or enter into any new Lease or Service Contract that would be binding on the Property post-Closing (other than renewal of Surviving Service Contracts that expire before Closing so long as they can be terminated on no more than 30-days’ notice). Seller shall give Buyer notice of any such contemplated action, and Buyer shall give Seller either its written consent or objection, giving its reasons for any objection, to be given by Buyer on or before the fifth (5th) business day after Buyer’s receipt of such notice. If Buyer fails to give notice of its election within said time period, it shall be deemed to have given its consent to said request. Seller shall, from and after the date of this Agreement to the Closing Date, perform and discharge its duties and obligations and otherwise comply with every

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material covenant and agreement of the landlord or lessor under the Leases and the Surviving Service Contracts, in its ordinary manner of business and within the time limits required thereunder.

9.2      Estoppels.

(a)       Tenant Estoppel Certificates. Seller shall endeavor to secure and deliver to Buyer, no later than three (3) business days before the Closing Date, Tenant Estoppel Certificates from Tenants representing a minimum of eighty percent (80%) of the total leased square footage under all Leases. Buyer has approved the Tenant Estoppels provided to Buyer by Seller by e-mail prior to the Contract Date and Seller has delivered the Tenant Estoppels to the Tenants on or before the Contract Date. Buyer’s obligation to close the transaction contemplated under this Agreement is subject to the condition that as of Closing: (i) estoppel certificates for (a) any Tenant leasing more than 30,000 square feet of space (each a Major Tenant and collectively, the “Major Tenants”), and (b) such other tenants who, together with the Major Tenants, occupy at least eighty percent (80%) of the total leased square footage under all of the Leases, be received; (ii) no material default or claim by landlord or tenant shall have arisen under any Lease that was not specifically disclosed in the Rent Roll or actually known to Buyer by the Inspection Date and (iii) between the Inspection Date and the Closing, no Major Tenant has (1) terminated, or given notice of intent to terminate, its Lease, (2) vacated, abandoned, or ceased operations, or (3) filed for voluntary bankruptcy or be subject to an involuntary bankruptcy proceeding. Notwithstanding anything to the contrary contained herein, the form of Tenant Estoppel Certificate on Exhibit H contains a joinder by any Guarantor of each Lease. In the event that a Tenant Estoppel Certificate is returned without the joinder signed by any Guarantor, this fact alone shall not be deemed to cause the Tenant Estoppel Certificate to be disqualified for purposes hereof, unless the Lease specifically requires the Tenant to obtain the Guarantor’s signature. As of the Contract Date, the Major Tenants are the following: (i) Andrx Pharmaceuticals (Marina West A); (ii) Actavis (Marina West B); (iii) DHL Global Mail (SouthPoint A); (iv) HCA Realty (SouthPoint A); (v) Qwest Communications (SouthPoint A); (vi) Sanofi-Aventis (SouthPoint B); (vii) Global Industries (Valwood A); (viii) Tidel Engineering (Valwood A); (ix) YKK AP America (Valwood A); (x) Snap Drape International (Valwood C); (xi) Duplium (Valwood D); and (xii) Bunzl Distribution (Westfork A4).

If Seller is unable to obtain and deliver sufficient tenant estoppel certificates as required under this Section 9.2, or if the certificates received contain material information or omissions unacceptable to Buyer in its reasonable discretion and Buyer objects thereto by written notice to Seller within two (2) business days after receipt by Buyer of the objectionable estoppel, but in any event on or before the Closing Date, then Seller will not be in default by reason thereof, and either Seller or Buyer may elect to extend the Closing Date by up to thirty (30) days in order to provide Seller with additional time to satisfy the requirement. If Seller still cannot satisfy the requirement at the end of such extended period, then Buyer may, by written notice given to Seller before the Closing, elect to terminate this Agreement and receive a refund of the Earnest Money, less the Independent Consideration, or waive said condition. If Buyer so elects

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to terminate this Agreement, neither party shall have any further rights or obligations hereunder except those that expressly survive a termination hereof. If no such notice is delivered by Buyer, Buyer shall be deemed to have waived such condition.

(b)         Other Estoppels. Buyer shall have the right to request estoppel certificates from owners’ associations, master associations, governmental authorities and other applicable third parties under property owners’ association documents, CCRs, reciprocal easement agreements, development agreements and other instruments, and Seller shall cooperate with Buyer, at no expense or cost to Seller, to obtain said estoppels prior to the Inspection Date, however, receipt of such estoppels shall not be a condition of Closing. Notwithstanding the foregoing, Seller shall provide estoppel certificates from any owners’ and/or master associations controlled by Seller or its affiliates in the form(s) provided by Buyer to Seller by e-mail prior to the Contract Date, with reasonable modifications thereto as may be requested by Seller prior to the Inspection Date.

(c)         SNDAs. If requested by Buyer, Seller shall use reasonable efforts to deliver to each Tenant, a subordination, non-disturbance and attornment agreement in the form required by Buyer’s lender if same is required by such lender, provided that receipt of such agreements by Buyer or its lender (and the execution and delivery of such agreements by the Tenants) shall not be a condition to Closing. Within three (3) business days following receipt of the completed form of subordination, non-disturbance and attornment agreement for such Tenant from Buyer, Seller shall deliver such agreement to such Tenant and shall reasonably facilitate Buyer contacting all Tenants with regard to such agreements in connection with the negotiation and procurement thereof by Buyer.

Section 10. Other Covenants and Conditions of Closing.

10.1         Withdrawal from Market. So long as Buyer has not defaulted under this Agreement or committed an anticipatory breach of this Agreement, Seller shall not, directly or indirectly through any officer, director, employee, stockholder, agent, partner, member, manager, affiliate, or otherwise (a) enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to the Property or the purchase of a material portion of the Property, or transfer (directly or indirectly) of a majority ownership interest in Seller (a “Competing Transaction”), (b) solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of its officers, directors, partners, members, managers, employees, or agents) relating to any Competing Transaction, or (c) participate in any discussions or negotiations regarding, furnish to any other person or entity any information with respect to, or otherwise cooperate with, assist, participate in, facilitate, or encourage, any effort or attempt by any person or entity to effect a Competing Transaction.

10.2         Seller’s Insurance. Until Closing, Seller agrees to continue to maintain insurance regarding the Property consistent with the insurance in place as of the Contract Date subject to any changes required by Seller’s insurance company if renewal occurs prior to the Closing Date; provided, however, that (a) Seller shall notify

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Buyer not less than five (5) days prior to the Inspection Date of any such changes that will take effect prior to the Closing Date, and (b) Seller agrees that no changes shall be made to Seller’s insurance that would reduce its insurance coverage for the Property between the Inspection Date and the Closing Date.

10.3         Rooftop Lease. At Closing, Seller or an affiliate thereof, as tenant (the “Rooftop Tenant”), and Buyer, as landlord, shall enter into a lease agreement (the “Rooftop Lease”) pursuant to which the Rooftop Tenant shall lease space on the rooftop of certain Buildings designated by Buyer pursuant to a lease agreement, the terms of which shall be negotiated and agreed to by Seller and Buyer on or prior to the Inspection Date. The aggregate amount of all rent and other charges due from the Rooftop Tenant under the Rooftop Lease shall be paid to Buyer at Closing.

Section 11. Closing.

11.1         Time and Place. Provided that all of the conditions set forth in this Agreement are theretofore fully satisfied or performed, the Closing shall occur through an escrow closing with the Escrow Agent, on a date selected by Buyer (and agreed to by Seller) by no less than five (5) business days’ prior written notice to Seller, which closing date shall be on or before December 15, 2011 (such date referred to herein as, the “Outside Date”), unless the Outside Date is further extended pursuant to the express terms of this Agreement or as otherwise agreed by Seller and Buyer in writing. If the conditions to Buyer’s obligation to close are not satisfied by the Closing Date (as may be extended pursuant to the express terms hereof), the Buyer shall either (i) terminate this Agreement, in which event the Earnest Money (less the Independent Consideration) shall be refunded to Buyer or (ii) waive the condition and proceed to close; provided, that if the failure of a condition is the result of a default by Seller, Buyer shall also have the right to pursue its remedies pursuant to Section 12.2 hereof.

11.2         Closing Documents. For and in consideration of, and as a condition precedent to Buyer’s delivery to Seller of the Purchase Price, Seller shall obtain and deliver to the Escrow Agent for release to the Buyer at the Closing the following documents with respect to each Building or entity as applicable (all of which shall be duly executed and witnessed, which documents Buyer agrees to execute and/or provide where required):

11.2.1 A Deed, in the form attached as Exhibit J hereto and by this reference made a part hereof, conveying to Buyer all of Seller’s right, title and interest in and to the applicable Land and Improvements, subject to the applicable Permitted Title Exceptions, together with a quitclaim deed or similar deed without warranty (if applicable pursuant to Section 6.5);

11.2.2 Reserved;

11.2.3 An Assignment and Assumption of Leases and Guaranties, in the form attached as Exhibit L hereto and by this reference made a part hereof;

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11.2.4 A Non-Foreign Certificate, in the form attached as Exhibit M hereto and by this reference made a part hereof;

11.2.5 Such evidence as the Title Insurer shall reasonably require as to the authority of the parties acting on behalf of Seller and Buyer to enter into this Agreement and to discharge the obligations of Seller and Buyer pursuant hereto;

11.2.6 A Georgia Residency Affidavit (with respect to the Property located in Georgia), and a buyer’s/seller’s affidavit regarding real estate brokers as customarily required by title insurers in the State of Georgia;

11.2.7 An updated Rent Roll;

11.2.8 The Rooftop Lease;

11.2.9 A Bill of Sale for all Personal Property, in the form attached as Exhibit N hereto and by this reference made a part hereof, if applicable;

11.2.10 An Assignment and Assumption of Surviving Service Contracts, in the form attached hereto as Exhibit O and by this reference made a part hereof;

11.2.11 Notice from Seller to each Tenant and Guarantor of the sale of the Property to Buyer, in a form prepared by Buyer;

11.2.12 The Tenant Estoppel Certificates as required by Section 9.2 hereof, subject to the terms thereof;

11.2.13 A properly-completed property transfer tax return, in form and substance appropriate to the jurisdiction in which the Property is located, if applicable;

11.2.14 A Closing Statement;

11.2.15 Reserved;

11.2.16 An affidavit of title or other affidavit customarily required of sellers by the Title Insurer to remove the standard “gap” exception and all other standard exceptions from an owner’s title insurance policy which are capable of being removed by such an affidavit;

11.2.17 A General Assignment in the form attached hereto as Exhibit P;

11.2.18 Evidence of Seller’s termination of existing property management and leasing agreements, as well as any Service Contracts not elected to be

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assumed by Buyer pursuant to this Agreement (or a release of the Property from such Service Contracts);

11.2.19 Such further instructions, documents and information as Buyer, Seller or Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

11.3       Costs. At the Closing, Seller and Buyer shall pay their own respective costs incurred with respect to the consummation of the purchase and sale of the Property as contemplated herein, including, without limitation, attorneys’ fees. Notwithstanding the foregoing, it is expressly agreed that Seller shall pay the costs of the basic owner’s title insurance premium (exclusive of any endorsements or extended coverage), any applicable title examination fees, any transfer, conveyance or documentary stamp taxes, Seller’s loan payoff costs (if any) and the costs of recording any mortgage releases and other title curative instruments, and one-half (1/2) of any escrow fees charged by Escrow Agent, and Buyer shall pay the cost of the Surveys, recording the Deeds, the costs of any governmental filings required of Buyer, any and all mortgage recording or intangibles tax and all other taxes, costs, fees or expenses relating to Buyer’s financing of the Property, and one-half (1/2) of any escrow fees charged by Escrow Agent. If Buyer requires the Title Insurer to insure title to the Land and Improvements through more than four (4) separate title insurance policies, Buyer shall be responsible for the positive difference (if any) between the basic owner’s title insurance premium for four (4) title policies for the Property and the basic owner’s title insurance premium for the greater number of title policies required by Buyer.

11.4       Security Deposits. Seller shall pay over and assign and transfer to Buyer at the Closing a sum equal to the aggregate of the Security Deposits and other deposits under the Leases, in the form of a credit against the Purchase Price or otherwise, and Buyer shall indemnify Seller against any liability with respect thereto.

11.5       Other Deliveries. Within five (5) business days after the later of (a) the Closing Date and (b) Seller’s receipt of written notice from Buyer of the location of delivery required by Buyer, Seller shall deliver to Buyer, at the location designated by Buyer, originals of the Leases, Guaranties and Surviving Service Contracts (or copies of such documents if not in Seller’s possession or reasonable control, together with an affidavit from Seller as to such copies being true and complete copies of such documents); copies of all tenant correspondence files; and originals of any other items which Seller was required to furnish or make available to Buyer pursuant to Section 6.2 above, to the extent in Seller’s possession or reasonable control, except for Seller’s general ledger and other internal books or records which shall be retained by Seller. Seller shall deliver to Buyer or make available at the Property a set of keys to each of the Buildings on the Closing Date. The provisions of this Section 11.5 shall survive Closing.

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Section 12. Default and Remedies.

12.1       Buyer’s Default. In the event that this transaction fails to Close due to a default by Buyer under the terms of this Agreement, Escrow Agent shall disburse the Earnest Money to Seller, and Seller shall be entitled, as its SOLE AND EXCLUSIVE REMEDY HEREUNDER, to retain the Earnest Money as full liquidated damages for such default of Buyer, whereupon this Agreement shall terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. It is hereby agreed that Seller’s damages in the event of a default by Buyer hereunder are uncertain and difficult to ascertain, and that the Earnest Money constitutes a reasonable liquidation of such damages and is intended not as a penalty, but as full liquidated damages. Buyer and Seller covenant not to bring any action or suit challenging this provision or the amount of liquidated damages provided hereunder in the event of such default. This provision shall expressly survive the termination of this Agreement.

12.2       Seller’s Default. In the event that this transaction fails to Close due to a default by Seller under the terms of this Agreement, Buyer’s SOLE AND EXCLUSIVE REMEDIES HEREUNDER shall be either (i) to terminate this Agreement and receive a refund to the Earnest Money (less the Independent Consideration), in which event Seller shall reimburse Buyer upon demand for its documented reasonable and actual out of pocket expenses incurred in the investigation of the Property and negotiation of this Agreement, up to but not to exceed $150,000, or (ii) to seek specific performance of Seller’s obligations under this Agreement, without any reduction in the Purchase Price. Buyer shall have no right to seek or recover from Seller any damages resulting from the failure of this transaction to close due to a default by Seller, except for reimbursement of investigation costs as provided above. This provision shall expressly survive the termination of this Agreement.

12.3       Seller’s Misrepresentation or Breach of Warranty. In the event of a misrepresentation or breach of warranty by Seller under Section 8 of this Agreement which is first discovered by Buyer after the Closing Date but within one (1) year after the Closing Date, Buyer shall notify Seller, in writing, of the specifics of such default. If such misrepresentation or warranty is reasonably capable of cure, Seller shall have sixty (60) days after receipt of Buyer’s notice in which to cure said default (or such longer time if such default cannot be reasonably cured within said sixty (60) day period, but in no event later than one hundred eighty (180) days). If Seller is unable to cure said default within said cure period, Buyer’s sole recourse against Seller shall be to file an action or proceeding against Seller for the actual damages (to the exclusion of any consequential or punitive damages) suffered by Buyer as a direct result of such default. No action or proceeding thereon of any kind whatsoever shall be valid or enforceable, at law or in equity, if not commenced with a court of competent jurisdiction within one (1) year after the Closing Date; provided, however, this one (1) year period shall be extended as required to provide for Seller’s cure rights described above.

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Section 13. Condemnation or Destruction.

13.1       Condemnation. Seller hereby represents and warrants that Seller has no knowledge of any action or proceeding pending, instituted or threatened for condemnation or other taking of all or any part of the Property by friendly acquisition or statutory proceeding. Seller agrees to give Buyer immediate written notice of such actions or proceedings that may result in the taking of all or a part of the Property. If, prior to the Closing, all or any material part of the Property is subject to a bona fide threat of condemnation by a body having the power of eminent domain, or is taken by eminent domain or condemnation, or sale in lieu thereof, then Buyer, by written notice to Seller, to be received within fifteen (15) calendar days of Buyer’s receiving Seller’s notice of such threat, condemnation or taking, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement.

13.2       Damage or Destruction. If, prior to the Closing, all or any material part of the Property is materially damaged or destroyed by any cause, Seller agrees to give Buyer immediate written notice of such occurrence and the nature and extent of such damage and destruction, and Buyer, by written notice to Seller, to be received within thirty (30) calendar days of Buyer’s receipt of Seller’s notice of such damage or destruction, or by the Closing Date, whichever is earlier, may elect to terminate this Agreement. For the purposes of this Section 13.2, “materially” means (i) requiring more than $1,000,000.00 to repair any Improvements or (ii) entitling Tenants occupying over 25% of currently leased space in a Building to terminate their Leases (which termination right is not waived in writing by Tenant). If the Property is not materially damaged, then Buyer shall not have the right to terminate this Agreement.

13.3       Termination. If this Agreement is terminated as a result of the provisions of either Section 13.1 or Section 13.2 hereof, Buyer shall be entitled to receive a refund of the Earnest Money from Escrow Agent (less the Independent Consideration), whereupon the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

13.4       Awards and Proceeds. If Buyer does not elect to or is not entitled to terminate this Agreement following any notice of a threat of taking or taking by condemnation or notice of damage or destruction to the Property, as provided above, this Agreement shall remain in full force and effect and the conveyance of the Property contemplated herein, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustments. At the Closing, (i) Seller shall assign, transfer and set over to Buyer all of Seller’s right, title and interest in and to any awards, payments or insurance proceeds for (a) the actual value of the property lost or destroyed and (b) the cost to repair the remaining Property (in the case of a taking) or the cost to repair the Property, up to but not in excess of the Purchase Price, that have been or may thereafter be made for any such taking, sale in lieu thereof or damage or destruction, to the extent such awards, payments or proceeds shall not have theretofore been used for restoration of the Property pursuant to a plan of restoration approved in writing by Buyer or pursuant to the Leases, (ii) Buyer shall assume the responsibility for the performance or completion of the repair or restoration, as the case may be, at

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Closing, and (iii) in the case of damage or destruction, (a) Buyer shall receive a credit at Closing in an amount equal to Seller’s deductible under its casualty insurance policy, and (b) Seller shall reasonably cooperate with Buyer to collect the insurance proceeds due from Seller’s insurer, which obligation shall survive the Closing; provided, however, that in connection with any such damage or destruction to the Property (and not in connection with any such taking), if Seller shall have commenced restoration of the Property pursuant to a plan of restoration approved in writing by Buyer or pursuant to the Leases prior to Closing, then, at Seller’s option, and in lieu of the assignment, assumption and credit contemplated by parts (i), (ii) and (iii)(a) above, Seller shall have the right to escrow with the Escrow Agent at Closing pursuant to an escrow agreement in form and substance reasonably satisfactory to Seller and Buyer an amount equal to the reasonably estimated cost to complete such restoration (the “Repair Deposit”), provided that the Repair Deposit need not be in excess of (i) the balance of any unused insurance proceeds received by Seller in connection with such damage or destruction, plus (ii) any deductible under Seller’s casualty insurance policy, and provided, further, that such escrow agreement will provide that (a) any portion of the Repair Deposit remaining in escrow following completion of such restoration by Buyer shall be returned to Seller, and (b) Buyer shall be responsible for the cost of completion of such restoration in excess of the Repair Deposit.

Section 14. Assignment.

14.1       Assignment by Buyer. Except as herein expressly provided, Buyer shall not, without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed, assign any of Buyer’s rights hereunder or any part thereof to any person, firm, partnership, corporation or other entity. Buyer may assign this Agreement to one or more Affiliates, or to a qualified intermediary pursuant to Section 18.13 without Seller’s consent. If any assignment is made with the consent of Seller or as otherwise expressly provided herein, then the sale contemplated by this Agreement shall be consummated in the name of, and by and through the authorized officials of, any such assignee(s), but Buyer shall not be relieved of its obligations under this Agreement. If Buyer assigns this Agreement to more than one assignee, (i) Seller shall transfer the Property through separate Closing Documents for each parcel of Land and applicable Improvements in the form required by this Agreement, (ii) the parties shall agree to an allocation of the Purchase Price among such Land and Improvements for tax reporting and accounting purposes at or prior to Closing (if further allocation beyond Section 4.1 is necessary) and (iii) the liability of the multiple Buyers under this Agreement to Seller that survives Closing shall be joint and several. “Affiliate” means (a) an entity that directly or indirectly controls, is controlled by or is under common control with the Buyer or (b) an entity at least a majority of whose economic interest is owned by Buyer; and the term “control” means the power to direct the management of such entity through voting rights or ownership. This Section 14.1 shall expressly survive Closing.

14.2       Assignment by Seller. From and after the Contract Date, Seller shall not, without the prior written consent of Buyer, which consent Buyer may withhold

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in its sole discretion, assign, transfer, convey, hypothecate or otherwise dispose of all or any part of its right, title and interest in the Property.

Section 15. Buyer’s Representations and Warranties.

15.1       Buyer does hereby represent and warrant to Seller as of the Contract Date and the Closing Date that it is a validly formed limited liability company under the laws of Delaware; that it is in good standing in the state of its organization; that it is not subject to any involuntary proceeding for the dissolution or liquidation thereof; that, in the event it does not terminate this Agreement prior to the Inspection Date, it shall, prior to Closing, have obtained all requisite authorizations to enter into this Agreement with Seller and to consummate the transactions contemplated hereby; and that the parties executing this Agreement on behalf of Buyer are duly authorized to so do.

15.2       Buyer does hereby represent and warrant to Seller as of the Contract Date and the Closing Date that Buyer is not, and will not be, a person or entity with whom Seller is restricted from doing business under the USA Patriot Act and/or Anti-Terrorism Laws, including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List.

15.3       Buyer does hereby represent and warrant to Seller as of the Contract Date and the Closing Date that Buyer is neither (i) a “party in interest” (as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) with respect to any “employee benefit plan” or other “plan” (within the meaning of Section 3(3) of ERISA); nor (ii) a “disqualified person” (within the meaning of Section 4975(e)(1) of the Code) with respect to any such employee benefit or other plan.

Section 16. Broker and Broker’s Commission.

16.1       No broker or other real estate agent has participated in this transaction.

16.2       Buyer and Seller each warrant and represent to the other that, such party has not employed a real estate broker or agent in connection with the transaction contemplated hereby. Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the other’s representation herein being untrue. This Section 16 shall expressly survive the Closing hereunder.

Section 17. Notices.

Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by hand, by nationally-recognized overnight express delivery service, by U. S. registered or certified mail, return receipt requested, postage prepaid, or by electronic transfer

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(either e-mail or pdf) with prompt telephone confirmation to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

Seller:
Industrial Developments International, Inc. 1100 Peachtree Street, Suite 1100 Atlanta, Georgia 30309 Telephone: (404) 479-4000 Attn: Shan Helton E-mail: Shelton@idi.com
With a copy to:

Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309-3424 Telephone: (404) 881-7896 Attn: James G. Farris, Jr. E-mail: jay.farris@alston.com
And a copy to:

J.P. Morgan Asset Management 245 Park Avenue, 2nd Fl. New York, NY 10167 Telephone: (212) 648-2148 Attn: Robert G. Stephens E-mail: robert.g.stephens@jpmorgan.com
Buyer:
c/o Industrial Income Trust, Inc. Meadows Office Complex 301 Route 17 North, Suite 406 Rutherford, NJ 07070 Telephone: 201-507-6762 Attn: Dave Fazekas Email: dfazekas@industrialincome.com
With a copy to:

IIT Acquisitions LLC 518 17th Street, Suite 1700 Denver, CO 80202 Telephone: (303) 228-2200 Attn: Joshua J. Widoff E-mail: jwidoff@dividendcapital.com

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And a copy to:
Greenberg Traurig, P.A. 333 Avenue of the Americas Miami, FL 33131 Attn: Nancy B. Lash Tel 305.579.0884 E-mail: lashn@gtlaw.com

Any notice or other communication mailed as hereinabove provided shall be deemed effectively given (a) on the date of delivery, if delivered by hand; (b) on the date mailed if sent by overnight express delivery or if sent by U.S. mail or overnight delivery service; or (c) on the date of transmission, if sent by electronic transfer device with a follow-up by regular mail. Such notices shall be deemed received (a) on the date of delivery, if delivered by hand or overnight express delivery service; (b) on the date indicated on the return receipt if mailed; or (c) on the date of transmission, if sent by electronic transfer device. If any notice mailed is properly addressed but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

Section 18. Miscellaneous.

18.1       Governing Law; Headings; Rules of Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

18.2       No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

18.3       Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the Property, and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

18.4       Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns (subject to Section 14 above).

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18.5       Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

18.6       Possession. Possession of the Property shall be granted by Seller to Buyer no later than the Closing Date, subject to the Permitted Title Exceptions.

18.7       Date For Performance. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday in the State of Texas, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

18.8       Recording. Seller and Buyer agree that they will not record this Agreement and that they will not record a short form of this Agreement.

18.9       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

18.10      Time of the Essence. Time shall be of the essence of this Agreement and each and every term and condition hereof.

18.11      Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations, and is intended, and shall for all purposes be deemed to be, a single, integrated document setting forth all of the agreements and understandings of the parties hereto, and superseding all prior negotiations, understandings and agreements of such parties. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

18.12      Confidentiality. Buyer covenants and agrees that the terms of this Agreement, as well as the identity of the parties to the transactions contemplated thereby and hereby, and all information concerning the Property (including, without limitation, all information obtained by Buyer prior to the Closing Date) shall be kept in strictest confidence by Buyer prior to the Closing, and thereafter, if the Closing fails to occur for any reason. After the occurrence of the Closing, Buyer may disclose that the transactions contemplated hereby have occurred and that the Property has been sold, but shall not disclose the Purchase Price, except to actual or prospective lenders, investors, shareholders and governmental agencies. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit Buyer from making (a) a disclosure to members, partners, directors, officers, employees, investors and those agents, contractors, vendors, attorneys, accountants, consultants and potential lenders which

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need to know in order to assist Buyer in its purchase of the Property, (b) any disclosure required by law, including any such disclosure required by any Federal, state or local governmental agency or court of competent jurisdiction, or rules of any stock exchange applicable to Buyer or its affiliates, (c) any disclosure which is reasonably necessary to protect any such party’s interest in any action, suit or proceeding brought by or against such party and relating to the Property or the subject matter of this Agreement, or (d) provided Buyer has not terminated this Agreement prior the Inspection Date, a press release after the Inspection Date regarding the pending acquisition, the terms of which shall be subject to the approval of Seller (which approval shall not be unreasonably withheld), which may include the name, location, size, occupancy and tenants of the Property and the Seller’s identity. The following information and data shall not be subject to the above confidentiality provisions applicable to Buyer: (i) information which is or becomes generally available to the public other than as a result of a wrongful disclosure by Buyer, (ii) information which can be demonstrated to be known to Buyer prior to its disclosure hereunder; and (iii) information which becomes available to Buyer on a non-confidential basis from sources other than Seller.

Seller covenants and agrees that the terms of this Agreement, as well as the identity of the parties to the transactions contemplated thereby and hereby, shall be kept in strictest confidence by Seller prior to the Closing, and thereafter, if the Closing fails to occur for any reason. After the occurrence of the Closing, Seller may disclose that the transactions contemplated hereby have occurred and that the Property has been sold, but shall not disclose the Purchase Price, except to actual or prospective lenders, investors, shareholders and governmental agencies. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit Seller from making (a) a disclosure to members, partners, directors, officers, employees, investors and those agents, contractors, vendors, attorneys, accountants, consultants and potential lenders which need to know in order to assist Seller in its sale of the Property, (b) any disclosure required by law, including any such disclosure required by any Federal, state or local governmental agency or court of competent jurisdiction, or rules of any stock exchange applicable to Seller or its affiliates, (c) any disclosure which is reasonably necessary to protect any such party’s interest in any action, suit or proceeding brought by or against such party and relating to the Property or the subject matter of this Agreement, or (d) provided Buyer has not terminated this Agreement prior the Inspection Date, a press release after the Inspection Date regarding the pending sale, the terms of which shall be subject to the approval of Buyer (which approval shall not be unreasonably withheld), which may include the name, location, size, occupancy and tenants of the Property and the Buyer’s identity. The following information and data shall not be subject to the above confidentiality provisions applicable to Seller: (i) information which is or becomes generally available to the public other than as a result of a wrongful disclosure by Seller, (ii) information which can be demonstrated to be known to Seller prior to its disclosure hereunder; and (iii) information which becomes available to Seller on a non-confidential basis from sources other than Buyer. This Section 18.12 shall expressly survive Closing or a termination of this Agreement.

18.13      Like-Kind Exchange. Seller acknowledges that Buyer may desire to acquire the Property as part of a like-kind exchange transaction that would qualify

36

under Sections 1031 and/or 1033 of the Internal Revenue Code for non-recognition treatment. At Buyer’s election, Seller agrees, at Buyer’s expense, to cooperate with Buyer in effecting a qualifying like-kind exchange through a trust or other means determined by Buyer, and Seller shall execute such documents as may be reasonably requested by Buyer; provided: (a) Seller shall have no liability under such documents, and (b) such documents contain no language or provisions which would cause Seller to become part of the chain of title with respect to any other property which is part of the exchange. Seller makes no representations to Buyer regarding qualification of the exchange under Section 1031 and/or 1033 of the Internal Revenue Code and Seller shall not be liable to Buyer in any manner whatsoever if the exchange completed in accordance with this paragraph should not qualify for any reason under Sections 1031 and/or 1033 of the Internal Revenue Code.

18.14      No Offer Until Executed. The submission of this Agreement to Buyer for examination or consideration does not constitute an offer to sell the Property and this Agreement shall become effective, if at all, only upon the full execution and delivery thereof by Buyer and Seller.

18.15      Attorneys’ Fees. If litigation or arbitration is required by either party to enforce or interpret the terms of this Agreement, the prevailing party of such action or arbitration shall, in addition to all other relief granted or awarded by the court or arbitrator, be awarded costs and reasonable third party attorneys’ fees, charges and disbursements (excluding those of in-house counsel) and expert witnesses fees and costs incurred by reason of such action or arbitration and those incurred in preparation thereof at both the trial or arbitration and appellate levels.

18.16      Survival. As it relates to other Sections of this Agreement which expressly survive the Closing, this Section 18 shall also survive Closing and be applicable to those other surviving Sections.

Section 19.      Intentionally omitted.

Section 20. Information and Audit Confirmation. At any time within one (1) year after Closing, Seller shall allow Buyer’s auditors access to the books and records of Seller and the working papers of Seller’s independent auditors relating to the operation of the Property for three (3) years prior to Closing to enable Buyer to comply with any financial reporting requirements applicable to Buyer. In addition, within ten (10) days of Buyer’s written request, Seller shall provide Buyer’s designated independent auditors an “Audit Letter” regarding the books and records of the Property for such three (3) year period in substantially the form attached hereto as Exhibit R. All third party, out-of-pocket costs incurred by Seller in assisting Buyer in the foregoing activities shall be paid for by Buyer. All books, records and materials shall be provided without representation or warranty as to accuracy or completeness or otherwise, except as provided in the Audit Letter. All such activities described in this Section 20 shall be conducted at Seller’s or its agent’s place of business in a commercially reasonable fashion during normal business hours. This Section 20 shall expressly survive Closing.

37

Section 21. Release and Limitation on Liability.

21.1      Without limiting the above, and subject to (and expressly excluding) the representations and warranties of Seller contained in this Agreement and the Closing Documents, Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller’s affiliates, the partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees and agents and representatives of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys’ fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Substances on, under or about the Property, or (ii) any law or regulation applicable to the Property, including, without limitation, any Hazardous Substance Law and any other federal, state or local law. Notwithstanding anything herein to the contrary (including the foregoing release), (a) Buyer shall have the right to use all available means to defend against government and third-party claims by alleging that Seller (or someone acting on Seller’s behalf or for whom Seller is responsible) is liable (in whole or in part) for such claims and, in conjunction therewith, to assert, file or otherwise proceed with one or more contribution actions, cross- or counter-claim or other action or claim against Seller, and Buyer has no obligation to indemnify Seller for governmental or third party claims asserted before or after the Closing as a result of any act or omission taken or failed to be taken by or on Seller’s behalf prior to the Closing, (b) the release shall not apply to claims by tenants (1) who did not deliver an estoppel certificate to Buyer and (2) who allege defaults by Seller, as landlord, related to the period of Seller’s ownership of the Property, (c) the release shall not apply to third-party tort claims relating to the Property and occurring during Seller’s ownership of the Property, and (d) the release shall not apply to fraud by Seller or any Seller Related Parties.

21.2      Notwithstanding anything to the contrary contained herein, after the Closing: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer for any breach of any representation or warranty by Seller under this Agreement or any Closing Document (excluding, however, any warranty of title in the Deed) shall under no circumstances whatsoever exceed One Million Five Hundred Eighty-Two Thousand Five Hundred and No/100 Dollars ($1,582,500.00); and (b) no claim by Buyer alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or in any of the Closing Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Buyer alleging a breach by Seller of any such representation, warranty and/or covenant is for an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) (the “Floor Amount”), in which event Seller’s

38

liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation on liability for a breach of representations and warranties set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto. The limitation under Section 21.2(a) shall not apply to (i) any warranty of title in the Deed; however, Buyer agrees that it shall pursue the Title Insurer under its title policy(ies) with respect to any claim relating to the warranty of title under the Deed prior to bringing an action against Seller, (ii) any fraud by Seller or any Seller Related Parties, or (iii) attorneys’ fees incurred by Buyer if Buyer is the prevailing party in any action or proceeding based on a breach by Seller of any representation or warranty. The limitation under Section 21.2(b) shall not apply to any post-closing true-ups or reconciliations under Section 4.2 of this Agreement. By its execution hereof, IPA Parallel Fund, LLC hereby (a) guarantees up to a maximum of $1,582,500.00 of the liabilities of Seller for any breach of any representation or warranty by Seller under this Agreement or any Closing Document (excluding, however, any warranty of title in the Deed), (b) guarantees Seller’s obligations with respect to post-closing true-ups and reconciliations under Section 4.2 of this Agreement (provided, however, that such guaranty shall only apply to actual amounts owed by Seller to Buyer pursuant to said true-ups and reconciliations and shall not apply to any other costs, expenses or damages incurred by Buyer in connection therewith), and (c) agrees to maintain a tangible net worth in an amount not less than $1,582,500.00 for a period of one (1) year following the Closing Date. The liability of IPA Parallel Fund, LLC under the foregoing guaranty shall be joint and several with Seller.

21.3      This Section 21 shall expressly survive Closing.

Section 22.      Radon Disclosure. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over a period of time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

[The remainder of this page is intentionally left blank.]

39

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and sealed by its duly authorized signatory, effective as of the day and year first above written.

SELLER:

INDUSTRIAL PROPERTY FUND I, L.P., a Georgia limited partnership

By:	IPF-GP I, LLC, a Delaware limited liability company, its sole general partner

By:	Industrial Properties America – GP, LLC, a Delaware limited liability company, its sole member

By:	IDI-GP, Inc., a Georgia corporation, its managing member

By:	/s/ David R. Birdwell
Name: David R. Birdwell Title: Secretary

Attest:	/s/ G. Bryan Blasingame
Name: G. Bryan Blasingame
Title: Assistant Secretary

[CORPORATE SEAL]

INDUSTRIAL PROPERTY FUND II, L.P., a Georgia limited partnership

By:	IPF-GP II, LLC, a Delaware limited liability company, its sole general partner

By:	Industrial Properties America – GP, LLC, a Delaware limited liability company, its sole member

By:	IDI-GP, Inc., a Georgia corporation, its managing member

By:	/s/ David R. Birdwell
Name: David R. Birdwell Title: Secretary

Attest:	/s/ G. Bryan Blasingame
Name: G. Bryan Blasingame
Title: Assistant Secretary

[CORPORATE SEAL]

INDUSTRIAL PROPERTY FUND III, L.P., a Georgia limited partnership

By:	IPF-GP III, LLC, a Delaware limited liability company, its sole general partner

By:	Industrial Properties America – GP, LLC, a Delaware limited liability company, its sole member

By:	IDI-GP, Inc., a Georgia corporation, its managing member

By:	/s/ David R. Birdwell
Name: David R. Birdwell
Title: Secretary

Attest:	/s/ G. Bryan Blasingame
Name: G. Bryan Blasingame
Title: Assistant Secretary

[CORPORATE SEAL]

MARINA WEST, LLC, a Delaware limited liability company

By:	IPA Development I, LLC, a Delaware limited liability company, its sole member

By:	Industrial Properties America-GP, LLC, a Delaware limited liability company, its managing member

By:	IDI-GP, Inc., a Georgia corporation, its managing member

By:	/s/ David R. Birdwell
Name: David R. Birdwell
Title: Secretary

[CORPORATE SEAL]

IPA PARALLEL FUND, LLC executes this Agreement solely for the purpose of agreeing to comply with Section 21.2 above.

IPA PARALLEL FUND, LLC, a Delaware limited liability company

By:	IDI Holdings Parallel Fund, LLC, a Delaware limited liability company

By:	/s/ Timothy J. Gunter
Name: Timothy J. Gunter
Title: Manager

BUYER:

IIT ACQUISITIONS LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC, its sole member

By:	Industrial Income Operating Partnership LP, its sole member

By:	Industrial Income Trust Inc., its general partner

By:	/s/ Dave Fazekas
Name: Dave Fazekas
Title: Managing Director, Eastern Region

[SEAL]

EXHIBIT A

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made and entered into this              day of November, 2010 by and among INDUSTRIAL PROPERTY FUND I, L.P. (“IPF I”), INDUSTRIAL PROPERTY FUND II, L.P. (“IPF II”), INDUSTRIAL PROPERTY FUND III, L.P. (“IPF III”), and MARINA WEST, LLC (“MW”; IPF I, IPF II, IPF III and MW are referred to collectively as “Seller”), IIT ACQUISITIONS LLC (“Buyer”), and STEWART TITLE GUARANTY COMPANY (“Escrow Agent”).

WHEREAS, Seller and Buyer have entered into that certain Agreement for Purchase and Sale of Property (the “Purchase Agreement”) dated as of the date hereof, for the sale and purchase of that certain real property described therein; all terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement; and

WHEREAS, Buyer and Seller desire to have Escrow Agent hold the Earnest Money in escrow, as required by the Purchase Agreement and pursuant to the terms hereof.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

a-1

1.         Buyer and Seller appoint STEWART TITLE GUARANTY COMPANY as Escrow Agent hereunder.

2.         Buyer will deliver and deposit with Escrow Agent the amount of $2,000,000.00, representing the Deposit as required by Section 3 of the Purchase Agreement. The Escrow Agent agrees to immediately deposit the Earnest Money in an interest-bearing account in a national banking association and to hold and disburse the same, together with any interest earned thereon, as required by the Purchase Agreement.

3.         If the Purchase Agreement is terminated pursuant to Section 6.4, Escrow Agent shall pay the $100 of the Earnest Money to Seller and the balance of the Earnest Money to Buyer one business day following the termination of the Purchase Agreement pursuant to Section 6.4 thereof (as long as the current investment can be liquidated in one day) and this Agreement shall thereupon terminate. Only for a termination of the Purchase Agreement in accordance with Section 6.4 thereof, no notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Buyer by Escrow Agent. The Earnest Money (less the $100 payable to Seller) shall be released and delivered to Buyer from Escrow Agent upon Escrow Agent’s confirmation that the requirements in Section 6.4 of the Purchase Agreement have been satisfied, despite any objection or potential objection by Seller. Seller agrees it shall have no right to bring any action against Escrow Agent which would have the effect of delaying, preventing, or in any way interrupting Escrow Agent’s delivery of the Earnest Money to Buyer pursuant to this paragraph for a termination of the Purchase Agreement in accordance with Section 6.4 thereof (but not otherwise), any remedy of Seller being against Buyer, not Escrow Agent. If the Earnest Money is required to be paid to Seller hereunder, the payment of said amount to either IPF I, IPF II, IPF III or MW will satisfy Escrow Agent’s payment obligation.

4.         Upon the Closing Date, Escrow Agent shall apply the Earnest Money, together with any accrued interest thereon, to the Purchase Price as required by the Purchase Agreement.

5.         Within two (2) business days after written notification from both Buyer and Seller that the sale contemplated by the Purchase Agreement shall not take place, Escrow Agent shall deliver the Earnest Money as required by the Purchase Agreement.

6.         Buyer and Seller hereby covenant and agree that Escrow Agent shall not be liable for any loss, cost or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, cost or damage arising out of Escrow Agent’s gross negligence or willful misconduct. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted to be taken in good faith upon advice of its counsel, given with respect to any questions relating to its duties and responsibilities hereunder, or (b) any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for herein or in the Purchase Agreement, not only as to the due execution and the validity and effectiveness thereof, but also as to the truth and accuracy of any information contained therein, which

a-2

Escrow Agent shall in good faith believe to be genuine and to have been signed or presented by proper person or persons in conformity with the provisions of this Agreement. Buyer and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and reasonable attorneys’ fees and disbursements actually incurred, which may be imposed upon and incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder. In the event of a dispute between Buyer and Seller, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction in Fulton County, Georgia all money or property in Escrow Agent’s hands held under the terms of this Agreement and the Purchase Agreement, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged of its obligations hereunder and under the Purchase Agreement.

7.         Any notice required hereunder shall be delivered to the parties and in the manner as required by the Purchase Agreement. Escrow Agent’s address for notice purposes is as follows:

Stewart Title Guaranty Company

5901 Peachtree Dunwoody Rd.

Suite A-350

Atlanta, Ga. 30328

Telephone: (770) 395-5520

Attn: Robert M. Reeder

E-mail: rreeder@stewart.com

8.         This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia, without reference to the conflicts of laws or choice of law provisions thereof. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

9.         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

a-3

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and sealed as of the date first written above.

SELLER:

INDUSTRIAL PROPERTY FUND I, L.P., a Georgia limited partnership

By:	IPF-GP I, LLC, a Delaware limited liability company, its sole general partner

By:	Industrial Properties America – GP, LLC, a Delaware limited liability company, its sole member

By:	IDI-GP, Inc., a Georgia corporation, its managing member

By:
Name:
Title:

Attest:
Name:
Title:

[CORPORATE SEAL]

a-4

INDUSTRIAL PROPERTY FUND II, L.P., a Georgia limited partnership

By:	IPF-GP II, LLC, a Delaware limited liability company, its sole general partner

By:	Industrial Properties America – GP, LLC, a Delaware limited liability company, its sole member

By:	IDI-GP, Inc., a Georgia corporation, its managing member

By:
Name:
Title:

Attest:
Name:
Title:

[CORPORATE SEAL]

a-5

INDUSTRIAL PROPERTY FUND III, L.P., a Georgia limited partnership

By:	IPF-GP III, LLC, a Delaware limited liability company, its sole general partner

By:	Industrial Properties America – GP, LLC, a Delaware limited liability company, its sole member

By:	IDI-GP, Inc., a Georgia corporation, its managing member

By:
Name:
Title:

Attest:
Name:
Title:

[CORPORATE SEAL]

a-6

MARINA WEST, LLC, a Delaware limited liability company

By:	IPA Development I, LLC, a Delaware limited liability company, its sole member

By:	Industrial Properties America-GP, LLC, a Delaware limited liability company, its managing member

By:	IDI-GP, Inc., a Georgia corporation, its managing member

By:
Name:
Title:

[CORPORATE SEAL]

a-7

BUYER:

IIT ACQUISITIONS LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC, its sole member

By:	Industrial Income Operating Partnership LP, its sole member

By:	Industrial Income Trust Inc., its general partner

By:
Name:
Title:

[SEAL]

a-8

ESCROW AGENT:

STEWART TITLE GUARANTY COMPANY

By:
Name:
Title:

[CORPORATE SEAL]

a-9

EXHIBIT B

DESCRIPTION OF LAND

[see attached]

b-1

MARINA WEST BUILDINGS A & B

Legal Description

Marina West A & B

A portion of the Southeast 1/4 of Section 3, Township 50 South. Range 40 East, Broward County, Florida, and being a portion of Parcel 4, MARINA WEST PARCEL A, as recorded in Plat Book 121, Page 17, of the Public Records of Broward County, Florida and being more particularly described as follows:

(NORTH AREA)

COMMENCING at the Northeast corner of said Southeast 1/4; thence South 89°40’57” West along the North line of said Southeast 1/4, 1518.32 feet; thence South 00°04’33” East, 25.00 feet to an intersection of the North line of said Parcel 4, and the POINT OF BEGINNING; thence South 00°O4’33” East. 190.00 feet to an intersection with the North Right-of-Way line of N.W. 2nd Street (80.00 feet in width) as shown on said Plat of MARINA WKST PARCEL A; thence South 89°40’57” West, along said North Right-of-Way line 878.8O feet; thence North 00°03’49” East, 100,00 feet; thence South 89°40’57” West, 12O.00 feet; thence South 0O°03’49” West, 100.00 feet to an intersection with the said North Right of Way line; thence South 89°40’57” West, along said North Right of Way line, 115.00 feet to an intersection with the West line of said Parcel 4; thence North 89°40’57” East, along the West line 190.00 feet to the Northwest corner of said Parcel 4; thence North 89°40’57” East along BHid North lino of Parcel 4, a distance of 1113,34 feet to tho POINT OF BEGINNING.

TOGETHER WITH (SOUTH AREA):

A portion of the Southeast 1/4 of Section 3, Township 50 South, Range 40 East, Broward County, Florida, and being more particularly described as follows:

COMMENCING at the Northeast corner of said Southeast 1/4; thence South 89°40’57” West, along the North line of said Southeast 1/4, 1518,32 feet; thence South O0°04’33’’ East, 295.00 feet to an intersection with the South Right-of-Way line of said N.W. 2nd Street and POINT OF BEGINNING; thence continuing South 00°04’33” East, 907.02 feet to an intersection with the South line of said Parcel 4; thence North 75°22’59” West, along said South line, 1044.70 feet; thence North 00°03’49” East a distance of 637.80 feet to the South Right-of-Way line of N.W. 2nd Street; thence North 89°40’57” East, along said South Right-of-Way line 1009.00 feet to the POINT OF BEGINNING.

TOGETHER WITH that portion of vacated N,W. 2M Street, pursuant to City of Sunriae Resolution No. 1002-755, recorded in Official Record Book 31943, page 214, of the Public Records of Broward County. Florida.

LESS AND EXCEPT any portion of the subject property which may lie within the legal description of the property as conveyed to the City of Sunrise as in that certain Special Warranty Deed as filed in Official Record Book 13143, page 98, of the Public Records of Broward County, Florida

AND LESS AND EXCEPT that portion conveyed to the City of Sunrise for relocation of N.W. 2nd Street by Special Warranty Deed recorded in Official Record Book 31949, page 222, of the Public Rueords of Broward County, Florida,

b-2

SOUTHPOINT BUILDING A

All that tract or parcel of land lying and being in Land Lots 20 and 45 of the 13th District, City of Forest Park, Clayton County, Georgia and being more particularly described as follows:

Beginning at a point on the western right-of-way of South Point Drive (60-foot R/W), said point being located 159.42 feet northeasterly along said right-of-way from the point where said right-of-way begins to curve into the eastern right-of-way of Conrad Avenue (40-foot R/W) thence proceed South 89 degrees 24 minutes 07 seconds West for 74.29 feet to an open top pipe; thence proceed North 00 degrees 38 minutes 59 seconds West for 339.59 feet to an open top pipe; thence proceed North 00 degrees 34 minutes 50 seconds West for 884.35 feet to a right-of-way marker on the southern right-of way of Interstate Highway 285; thence proceed along said southern right-of-way North 01 degrees 14 minutes 53 seconds West for 111.73 feet to a right-of-way marker, thence continue along said southern right-of-way North 39 degrees 14 minutes 18 seconds East for 99.00 feet to a right-of-way marker; thence continue along said right-of-way South 89 degrees 50 minutes 57 seconds East for 130.10 feet to a point; thence proceed South 00 degrees 09 minutes 08 seconds West for 153.50 feet to a point; thence proceed South 89 degrees 59 minutes 59 seconds East for 469.16 feet to a point on the western right-of-way of South Point Drive; thence proceed along said right-of-way 323.53 feet following the arc of a curve to the left (said curve having a radius of 430.00 feet and being subtended by a chord line running South 18 degrees 36 minutes 37 seconds West for 316.64 feet) to a point; thence continuing along said right-of-way South 02 degrees 59 minutes 36 seconds East for 382.45 feet to a point; thence continuing along said right-of-way 555.84 feet following the arc of a curve to the right (said curve having a radius of 470.00 feet and being subtended by a chord line running South 30 degrees 57 minutes 05 seconds West for 524.89 feet to a point, thence continuing along said tight-of-way South 64 degrees 53 minutes 44 seconds West for 109.42 feet to a point; thence continuing along said right-of-way 145.47 feet following the arc of a curve to the left (said curve having a radius of 530.00 feet and being subtended by a chord line running South 57 degrees 01 minutes 16 seconds West for 145.22 feet to a point and the point of beginning.

Said tract containing 15.239 acres of land, more or less, is Tract A according to a plat by Patterson & Dewar Engineers, Inc., dated April 3, l998, last revised December 3, 1998.

Said tract is shown as Tract A on that certain Final Plat of South Point, recorded in Plat Book 29, page 204, Clayton County, Georgia Records, as revised by that Revised Plat to be recorded after the date hereof.

b-3

SOUTHPOINT BUILDING B

All that tract or parcel of land tying and being in (he City of Forest Park in Land Lots 19 and 20 of the 13th District of Clayton County, Georgia, twine more particularly described as follows.

BEGINNING at a concrete monument found on the western right-of-way line of Ballard road (variable width right-of-way) at the Southeasternmost corner of the mitered right-of-way of said Ballard Road at its intersection with the Southeastern right-of-way of US. Interstarc Highway 285 (variable width right-of-way); run thence southerly along said right-of-way line of Bullard Road the following courses and distances: 91.72 feet along the arc of a 335.00 foot radius curve to the left (said are being subtended by a chord tying to the southeast having a bearing and distance of South 05°35’5” West 90.94 fed) to a point; South 02°12’49” East 168.65 feet to a point North 88°20’07” East 20.00 feet to a point; South 02°28’47’’ East 8.00 feet to a point; 196.80 feet to a point North the arc of a 1013.53 foot radius curve to the right (Said arc being subtended by a chord lying to the southwest having a bearing and distance of South 03°04’06’’ West 196.51 feet) to a point; South 08°37’50” West 89,64 feet to a point; 135.46 along the arc of a 587.17 feet radius curve to the right (said arc being subtended by a chord lying to the southwest having a bearing and distance of South 15°14’22” West 135.16 feet to a point; South 21°50’47” West 181.74 feet to a point, thence leave Said right-of-way line run North 68°09’13” West 70.59 feet to a point on the eastern cul-de-sac of South Point Drive; run thence northwesterly along said cul-de-sac the following courses and distances: 205.21 feet along the arc of a 75.00 foot radius curve to the- left (said arc being subtended by chord lying to the South having a hearing and distance of North 56°32’59” West 146.92 feet) to a point; 13.67 feet along the arc of a 45.00 foot radius curve to the right (said arc being subtended by a chord lying to the northwest having a hearing and distance oF South 53° 45’46” West 13.62 feet) to a point on the northern right-of-way line of South Point Drive; run thence southwesterly along said right-of-way line the following courses and distances: South 62°28’12” West 427.32 feet to a point; 146.12 feet along the arc of a 430.00 foot radius curve to the left (said arc being subtended by a chord lying; to the southeast having a hearing and distance (South 52°44’06” West 145.42 feet) to a point; thence leave said right-of-way line and run North 48°26’36” West 99.97 feet to a point: run thence North 27°31’48” West 470,86 feet to a point on the southeastern right-of-way line of U. S. Interstate Highway 285; run thence along said right-of-way line of 285 the following courses and distances: northeasterly 582.89 feet along the arc of 2714.79 foot radius curve to the right (said arc being subtended by a chord lying to the southeast having a bearing and distance of North 56°23’43” East 581.77 feet) to a point, North 62°32’45” East 554.24 feet to a point, thence leave said right-of-way line and run South 27°31’48” East 68.50 feet to a point; run thence North 62°28’12” East 97.19 feet to a point on the western mitered right-of-way line or Ballard Road; run thence South 67°11’47” East along said miter 10.84 feet to a concrete monument found at the POINT OF BEGINNING.

Less and except the property described in the following deeds:

1.	Limited Warranty Deed between Industrial Property Fund I, LP and Headlands Realty Corporation, dated September 15, 2006, recorded at Deed Book 8806, page 664, in the Office of the Clerk of the Superior Court of Clayton County, Georgia;
2.	Quitclaim Deed between Industrial Property Fund I, LP and Headlands Realty Corporation, dated September 15, 2006, recorded at Deed Book 8806, page 667, aforesaid records.

b-4

VALWOOD WEST BUILDING A

BEING a tract of land situated in the James M Kennedy Survey, Abstract No. 741, City of Carrollton, Dallas County, Texas, being all of Lot 1, Block 1 of Valwood West, an addition to the City of Carrollton, Dallas County, Texas as recorded in Volume 96107, Page 5811 of the Map Records of Dallas County, Texas and being a portion of that same tract of land (Tract 2) as described in deed to Industrial Developments International (Texas), L.P., recorded in Volume 97012, Page 1531 of the Deed Records of Dallas County, Texas and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod set at the northerlymost clip corner of the intersection of the south line of West Belt Line Road (Variable Width R.O.W), with the east line of Westward Drive, said point being the northerlymost northwest corner of said Lot 1, Block I, said point also being the beginning of a circular curve to the left, having a radius that bears N 03°34’02” East, 1621.35 feet;

THENCE Southeasterly, along the south line of said West Belt Line Road and said circular curve to the left, through a central angle of 07W02”, an arc distance of 199.99 feet and having a chord that bears S 89°57’59” E, 199.86 feet to a 1/2” iron rod set at the point of tangency;

THENCE N86”30’OO” E, continuing along the south line of said West Belt Line Road, 282.56 feet to a 1/2” iron rod set;

THENCE N 87°06’30” E, continuing along the south line of said West Belt Line Road, 679.79 feet to a 1/2” iron rod set at the northerlymost clip corner of the intersection of the south line of said West Belt Line Road, with the west line of Westgate Drive, said point being the northerlymost northeast corner of said Lot 1, Block 1;

THENCE S 44°05’51” E, along the transition line of the south line of said West Belt Line Road to the west line of said Westgate Drive, 19.76 feet to a 1/2” iron rod set at the point of curvature of a non-tangent circular curve to the right, having a radius that bears N 83°57’16” W, 320.00 feet;

THENCE Southwesterly, along the west line of said Westgate Drive (60’ R.O.W.) and said non-tangent circular curve to the right, through a central angle of 07°38’ 49”, an arc distance of 42.71 feet and having a chord that bears S 09°52’09” W, 42.68 feet to a cut “x” in concrete set at the point of tangency;

THENCE S 13°41’33” W, continuing along the west line of said Westgate Drive, 262.87 feet toa 1/2” iron road found at the point of curvature of a circular curve to the right having a radius of 320.00 feet;

THENCE Southwesterly, along the northwesterly line of said Westgate Drive and said circular curve to the right, through a central angle of 94°28’49”, an arc distance of 527.68 feet and having a chord that bears S 60°55’57” W, 469.89 feet to a 1/2” iron rod found at the point of tangency;

THENCE N 7r49’38” W, along the transition line of the northeasterly line of said Westgate Drive to the northeasterly line of said Westward Drive (60’ R.O.W.), 515.20 feet to a 1/2’ iron rod set at the point of curvature of a circular curve to the right, having a radius of 320.00 feet;

THENCE Northwesterly, along the northeasterly line of said Westward Drive and said circular curve to the right, through a centra! angle of 72°55’10”, an arc distance of 407.26 feet and having a chord that bears N 35°22’03” W, 380.32 feet to a 1/2” iron rod with a plastic cap found at the point of tangency;

THENCE N 01°05’32” E, along the east line of said Westward Drive, 3.69 feet to a 1/2” iron rod set;

THENCE N 47°27’44” E, along the transition line of the east line of said Westward Drive to the south line of said West Belt Line Road, 20.70 feet to the POINT OF BEGINNING and containing 475,078 square feet or 10.906 acres of land, more or less.

b-5

VALWOOD WEST BUILDING C

BEING a tract of land situated in the James M. Kennedy Survey, Abstract No. 741, City of Carrollton, Dallas County, Texas, being all of Lot 3R., Block 2 of Lot 3R, Block 2 & Lot 1, Block 3, Valwood West, an addition to the City of Carrollton, Dallas County, Texas as recorded in Volume 98129, Page 4 of the Map Records of Dallas County, Texas (MRDCT) and being a portion of Tract 1 and a portion of Tract 3, as described in deed to Industrial Developments International (Texas), L.P., recorded in Volume 97012, Page 1531 of the Deed Records of Dallas County. Texas (DRDCT) and being more particularly described as follows:

BEGINNING at a 1/2 inch iron rod with a plastic cap set at the location of a 1/2” iron rod previously set at the easterly most clip corner of the intersection of the south line of Westgate Drive (60’ R.O,W., per Volume 87008, Page 2095, MRDCT), with the easterly line of Elm Park Drive (Variable width R.O.W. at this point.), same being the northerly most corner of said Lot 3R, Block 2, said point being the point of curvature of a circular curve to the left, having a radius that bears N 33°31’23” E, 380.00 feet; THENCE along the southerly line of said Westgate Drive and northerly line of said Lot 3R, Block 2, the following: Southeasterly, along said circular curve to the left, through a central angle of 15°21’ 0l” , an arc distance of 101.81 feet and having a chord that bears S 64°09’ 07” E, 101.50 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod with a plastic cap previously found at the point of tangency; S 71°49’ 38” E, a distance of 515.20 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod with a plastic cap previously found at the point of curvature of a circular curve to the left, having a radius of 380.00 feet; Southeasterly, along said circular curve to the left, through a central angle of 25°l2’ 08” , an arc distance of 167.15 feet and having a chord that bears S 84°25’ 42” E, 165.80 feet to a cut “X” in concrete previously set at the northeast corner of said Lot 3R, Block 2, same being the northwest corner of Lot 2, Block 2 of Lots 1, 2 & 3, Block 2, Valwood West, an addition to the City of Carrollton, Dallas County, Texas as recorded in Volume 97175, Page 4869, MRDCT; THENCE S 06°03’21” E, departing the southerly line of said Westgate Drive, along an east line of said Lot 3R, Block 2 and a west line of said Lot 2, Block 2, a distance of 71.59 feet to a cut “X” in concrete previously set; THENCE S 18°l2’ 15” W, along an east line of said Lot 3R, Block 2 and a west line of said Lot 2, Block 2, a distance of 500.09 feet to a 1/2” iron rod previously set (Added plastic cap) at the southeast corner of said Lot 3R, Block 2 and the southwest corner of said Lot 2, Block 2, said point lying in a northerly line of a tract of land as described in special warranty deed to The City of Carrollton, Dallas County, Texas, recorded in Volume 86244, Page 2024, DRDCT; THENCE, along the lines common to said Lot 3R, Block 2 and said The City of Carrollton tract the following: N 45°20’ 31” W, a distance of 79.82 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod with a plastic cap previously found; N 46°39’ 31” W, a distance of 128,02 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod with a plastic cap previously found; N 51°03’ 58” W, a distance of 115.27 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2 iron rod previously found; N 64°17’ 39” W, a distance of 139.11 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod previously found; N 71°47’ 22” W, a distance of 148.99 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod previously found; N 84°22’ 26” W, a distance of 275.17 to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod with a plastic cap previously found; N 80°21’35” W, a distance of 12.28 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod previously set at the southeast corner of the existing platted terminus of said Elm Park Drive (60’ R.O.W., per Volume 98129, Page 4, MRDCT) and the southwest corner of said Lot 3R, Block 2; THENCE along the southeasterly line of said Elm Park Drive and the westerly line of said Lot 3R, Block 2, the following: N 18°03’ 27” E, a distance of 259.87 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod previously set at the point of a curvature of a circular curve to the fight, having a radius of 410.00 feet; Northeasterly, along said circular curve to the right, through a central angel of 21°30’ 29”, an arc distance of 153.91 feet and having a chord that bears N 28°48’ 42” E, 153.01 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod previously set at the point of tangency; N 39°33’ 56”E, a distance of 41.16 feet to a 1/2” iron rod with a plastic cap set at the location of a 1/2” iron rod previously set; N 81°57’ 17” E, a distance of 14.83 feet to the POINT OF BEGINNING and containing 361.829 square feet or 8.3065 acres of land, more or less.

b-6

VALWOOD WEST BUILDING D

Lot 2, in Block 2, of 1 ,2 & 3, Block 2 Valwood West, an addition to the City of Carrollton, Dallas County, Texas, according to the Map or Plat thereof recorded in Volume 97175, Page 4869, Plat Records, Dallas County, Texas.

b-7

WESTFORK BUILDING A4

ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 523 OF THE 18TH DISTRICT, 2ND SECTION, DOUGLAS COUNTY, GEORGIA AND BEING COMMONLY KNOWN AS LOT A-4 IN WESTFORK . PHASE IV, AS MORE PARTICULARLY SHOWN ON THAT CERTAIN SUBDIVISION RECORD PLAT FOR WESTFORK . PHASE IV, RECORDED IN PLAT BOOK 23, PAGES 161-165, DOUGLAS COUNTY, GEORGIA RECORDS, REFERENCE TO WHICH PLAT IS HEREBY MADE FOR ALL PURPOSES.

b-8

EXHIBIT C

LIST OF LEASES AND COMMISSION AGREEMENTS

[see attached]

c-1

MARINA WEST BUILDING A

ANDRX PHARMACEUTICALS, INC.

Andrx Pharmaceuticals, Inc. Lease Documents:

1.	Industrial Lease Agreement between Marina West, LLC as Landlord, and Andrx Pharmaceuticals, Inc., as Tenant, dated June 17, 2002.

2.	Guaranty by Andrx Corporation, as Guarantor, in favor of Marina West, LLC, as Landlord, dated June 2002.

3.	Memorandum of Lease between Marina West, LLC as Landlord, and Andrx Pharmaceuticals, Inc., as Tenant, dated June 17, 2002.

4.	Tenant Acceptance of Demised Premises Agreement between Marina West, LLC as Landlord, and Andrx Pharmaceuticals, Inc., as Tenant, dated February 3, 2003.

5.	First Amendment to Industrial Lease Agreement between Marina West, LLC as Landlord, and Andrx Pharmaceuticals, Inc., as Tenant, dated September 20, 2005.

6.	Memorandum of Lease between Marina West, LLC as Landlord, and Andrx Pharmaceuticals, Inc., as Tenant, dated September 20, 2005.

Andrx Pharmaceuticals, Inc. Commission Agreements:

1.	Lease Commission Agreement between Continental Real Estate Companies, as Broker, and Industrial Developments International, Inc., as Landlord, dated September 29, 2005.

2.	Lease Commission Agreement between Continental Real Estate Companies, as Broker, and Industrial Developments International (Florida), L.P., as Landlord, dated June 3, 2002.

c-2

MARINA WEST BUILDING B

ACTAVIS SOUTH ATLANTIC LLC

Actavis South Atlantic LLC Lease Documents:

1.	Industrial Lease Agreement between Marina West, LLC, as Landlord, and Abrika, LLLP, as Tenant, dated August 13, 2002.

2.	Tenant Acceptance of Demised Premises Agreement between Marina West, LLC, as Landlord, and Abrika, LLLP, as Tenant, dated December 1, 2002.

3.	First Amendment to Industrial Lease Agreement between Marina West, LLC, as Landlord, and Abrika, LLLP, as Tenant, dated October 25, 2002.

4.	Second Amendment to Industrial Lease Agreement between Marina West, LLC, as Landlord, and Abrika, LLLP, as Tenant, dated December 4, 2002.

5.	Tenant Acceptance of Demised Premises Agreement between Marina West, LLC, as Landlord, and Abrika, LLLP, as Tenant, dated March 5, 2003.

6.	Third Amendment to Industrial Lease Agreement between Marina West, LLC, as Landlord, and Abrika, LLLP, as Tenant, dated July 1, 2003.

7.	Fourth Amendment to Lease [appears to have been a draft that was never executed].

8.	Fifth Amendment to Industrial Lease Agreement between Marina West, LLC, as Landlord, and Abrika, LLLP, as Tenant, dated February 6, 2004.

9.	Assignment and Assumption of Lease by Abrika, LLLP, as Assignor, and Abrika Pharmaceuticals, Inc., as Assignee, dated January 1, 2006.

10.	Sublease between Actavis South Atlantic LLC (as successor-by-conversion to Abrika Pharmaceuticals, Inc.), as Sublessor and Elegance Distributor’s Inc., as Sublessee, dated February 1, 2008.

11.	Sixth Amendment to Industrial Lease Agreement between Marina West, LLC, as Landlord, and Actavis South Atlantic LLC, as Tenant, dated May 20, 2011.

12.	Memorandum of Lease between Marina West, LLC as Landlord, and Actavis South Atlantic LLC, as Tenant, dated May 20, 2011.

13.	[DRAFT] Seventh Amendment to Industrial Lease Agreement between Marina West, LLC, as Landlord, and Actavis South Atlantic LLC, as Tenant, dated .

Actavis South Atlantic LLC Commission Agreements:

1.	Lease Commission Agreement between Continental Real Estate Companies, as Broker, and Industrial Developments International (Florida), L.P., as Landlord, dated August 1, 2002.

c-3

MARINA WEST BUILDING B

SCHINDLER ELEVATOR CORPORATION

Schindler Elevator Corporation Lease Documents:

1.	Industrial Lease Agreement between Marina West, LLC, as Landlord, and Schindler Elevator Corporation, as Tenant, dated October 2, 2002.

2.	Tenant Acceptance of Demised Premises Agreement between Marina West, LLC, as Landlord, and Schindler Elevator Corporation, as Tenant, dated February 13, 2003.

3.	First Amendment to Industrial Lease Agreement between Marina West, LLC, as Landlord, and Schindler Elevator Corporation, as Tenant, dated September 30, 2010.

Schindler Elevator Corporation Commission Agreements:

NONE

IKEA U.S. EAST, LLC #207 – PARKING LICENSE

1.	Parking License Agreement between Marina West, LLC, as Licensor, and IKEA U.S. East, LLC #207, as Licensee, dated September 1, 2011.

c-4

SOUTHPOINT BUILDING A

GLOBAL MAIL, INC.

Global Mail, Inc. Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and SmartMail, L.L.C., as Tenant, dated October 26, 1999.

2.	Tenant Acceptance of Demised Premises Agreement between Industrial Property Fund II, L.P., as Landlord, and SmartMail, L.L.C., dated January 20, 2000.

3.	First Amendment to Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and SmartMail, L.L.C., as Tenant, undated.

4.	Second Amendment to Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and SmartMail, L.L.C., as Tenant, dated July 19, 2000.

5.	Tenant Acceptance of Demised Premises Agreement between Industrial Property Fund II, L.P., as Landlord, SmartMail, L.L.C., dated August 21, 2000.

6.	Landlord Waiver and Consent between Industrial Property Fund II, L.P., as Landlord and Antares Capital Corporation dated July 31, 2003.

7.	Letter consent that Industrial Property Fund II, L.P., as Landlord consents to the anticipated merger between SmartMail Holdings, LLC, the parent company of SmartMail, L.L.C, the Tenant and a subsidiary of Deutsche Post AG, dated May 17, 2004.

8.	Letter confirming SmartMail, L.L.C. was acquired by Global Mail, Inc., d/b/a DHL Global Mail effective May 28, 2004.

9.	Third Amendment to Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and Global Mail, Inc., d/b/a DHL Global Mail, as Tenant, dated December 18, 2006.

10.	Fourth Amendment to Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and Global Mail, Inc., d/b/a DHL Global Mail, as Tenant, dated December 15, 2009.

Global Mail, Inc. Commission Agreements:

2.	Lease Commission Agreement between Colliers Cauble & Co., as Broker, and Industrial Property Fund II, L.P., as Landlord, dated November 23, 1999.

3.	Lease Commission Agreement between Colliers Spectrum Cauble, as Broker, and IDI Services Group, LLC, as Co-Broker, and Industrial Property Fund II, L.P., as Landlord, dated December 8, 2009.

c-5

SOUTHPOINT BUILDING A

HCA REALTY, INC.

HCA Realty, Inc. Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and HCA Realty, Inc., as Tenant, dated November 26, 2002.

2.	Guaranty by HealthTrust, Inc. – The Hospital Company, as Guarantor, in favor of Industrial Property Fund II, L.P., as Landlord, dated November 21, 2002.

3.	Memorandum of Lease between Industrial Property Fund II, L.P., as Landlord, and HCA Realty, Inc., as Tenant, dated November 26, 2002.

4.	Tenant Acceptance of Demised Premises Agreement between Industrial Property Fund II, L.P., as Landlord, and HCA Realty, Inc., dated March 10, 2003.

5.	First Amendment to Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and HCA Realty, Inc., as Tenant, dated July 8, 2005.

6.	Second Amendment to Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and HCA Realty, Inc., as Tenant, dated May 15, 2007.

7.	[DRAFT] Third Amendment to Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and HCA Realty, Inc., as Tenant, dated .

HCA Realty, Inc. Commission Agreements:

4.	Lease Commission Agreement between The Staubach Company, as Broker, and Industrial Property Fund II, L.P., as Landlord, dated November 27, 2002.

QUEST COMMUNICATIONS COMPANY, LLC

Quest Communications Company, LLC Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and Qwest Communications Corporation, as Tenant, dated March 27, 2000.

2.	Tenant Acceptance of Demised Premises Agreement between Industrial Property Fund II, LP, as Landlord, and Qwest Communications Company, LLC, f/k/a Qwest Communications Corporation, as Tenant, dated March 16, 2001.

3.	First Amendment to Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and Qwest Communications Corporation, as Tenant, dated September 28, 2001.

4.	Certificate of Conversion to Limited Liability Company of Qwest Communications Corporation to Qwest Communications Company, LLC, dated December 19, 2008.

5.	Certificate of Formation of Qwest Communications Company, LLC, dated December 19, 2008.

6.	Notice of Company Name Change dated January 2, 2009.

Quest Communications Company, LLC Commission Agreements:

5.	Lease Commission Agreement between Grubb & Ellis Company, as Broker, and Industrial Developments International (Georgia), L.P., as Landlord, dated March 16, 2000.

c-6

SOUTHPOINT BUILDING B

SANOFI- AVENTIS US, LLC

sanofi-aventis U.S., LLC Lease Documents:

1.	Confidential Disclosure Agreement between sanofi-aventis U.S., LLC and Industrial Property Fund I, L.P., dated July 20, 2006.

2.	Industrial Lease Agreement between Industrial Property Fund I, L.P., as Landlord and sanofi-aventis U.S., LLC, as Tenant, dated August 1, 2006.

3.	Notice of Dates letter, dated August 15, 2006.

4.	First Amendment to Industrial Lease Agreement between Industrial Property Fund I, L.P., as Landlord, and sanofi-aventis U.S., LLC, as Tenant, dated July 31, 2007.

5.	Notice of Dates letter, dated September 18, 2007.

sanofi-aventis US, LLC Commission Agreements:

6.	Lease Commission Agreement between Carter & Associates, LLC, as Broker, IDI Services Group, LLC, as Co-Broker, and Industrial Property Fund I, L.P., as Landlord, dated March 29, 2006.

OLYMPUS MEDIA, LLC – BILLBOARD LEASE

1.	Outdoor Advertising Ground Lease between Industrial Property Fund I, L.P., as Landlord, and Tinsley Media LLC, as Tenant, dated October 12, 2004.

2.	First Amendment to Outdoor Advertising Ground Lease between Industrial Property Fund I, L.P., as Landlord, and Tinsley Media LLC, as Tenant, dated August 30, 2005.

3.	Notice of Dates letter, dated October 25, 2005.

4.	Landlord Consent to Assignment and Assumption of Lease between Industrial Property I, L.P, as Landlord and Tinsley Media LLC, as Assignor and Tinsley-Postiglione-Douglas-Partnership, as Assignee, dated August 19, 2006.

5.	Partnership Agreement between Gary Douglas, Robert Postiglione and David Tinsley, as the Partners, dated March 31, 2003.

6.	Asset Purchase Agreement between Olympus Media, LLC, as Buyer and the selling entities, S. Gary Douglas and Robert Postiglione, as the Sellers and S. Gary Douglas in his capacity as Sellers’ Representative, dated July 27, 2006.

c-7

VALWOOD WEST BUILDING A

GLOBAL INDUSTRIES, INC.

Global Industries, Inc. Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund I, L.P., as Landlord and Global Industries, Inc., as Tenant, dated October 17, 2008.

2.	First Amendment to Lease between Industrial Property Fund I, L.P., as Landlord, and Global Industries, Inc., as Tenant, dated October 17, 2008.

3.	Second Amendment to Lease between Industrial Property Fund I, L.P., as Landlord, and Global Industries, Inc., as Tenant, dated November 5, 2008.

4.	Notice of Dates letter, dated April 7, 2009.

Global Industries, Inc. Commission Agreements:

7.	Lease Commission Agreement between DFW Lee and Associates, L.P., as Broker, and Industrial Property Fund I, L.P., as Landlord, dated October 16, 2008.

JACK BLACK, L.L.C.

Jack Black, L.L.C. Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund I, L.P., as Landlord and Jack Black, L.L.C., as Tenant, dated June 23, 2011.

2.	Notice of Dates letter, dated August 17, 2011.

Jack Black, L.L.C. Commission Agreements:

1.	Lease Commission Agreement between DFW Lee and Associates, L.P., as Broker, and Industrial Property Fund I, L.P., as Landlord, dated June 17, 2011.

c-8

VALWOOD WEST BUILDING A

TIDEL ENGINEERING, L.P.

Tidel Engineering, L.P. Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund I, L.P., as Landlord and Tidel Engineering, L.P., as Tenant, dated December 1, 2005.

2.	Notice of Dates letter, dated March 20, 2006.

3.	Consent to Assignment and Assumption of Lease by Industrial Property Fund, L.P., as Landlord, dated December 1, 2006.

4.	First Amendment to Industrial Lease Agreement between Industrial Property Fund I, L.P., as Landlord, and Tidel Engineering, L.P., as Tenant, dated July 10, 2009.

5.	Second Amendment to Industrial Lease Agreement between Industrial Property Fund I, L.P., as Landlord, and Tidel Engineering, L.P., as Tenant, dated November 23, 2010.

6.	Notice of Dates letter, dated April 18, 2011.

Tidel Engineering, L.P. Commission Agreements:

8.	Lease Commission Agreement between Jackson & Cooksey, as Broker, and Industrial Property Fund I, L.P., as Landlord, dated December 13, 2005.

YKK AP AMERICA, INC.

YKK AP America, Inc. Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund I, L.P., as Landlord and YKK AP America, Inc., as Tenant, dated December 22, 2004.

2.	Notice of Dates letter, dated January 26, 2005.

3.	First Amendment to Industrial Lease Agreement between Industrial Property Fund I, L.P., as Landlord and YKK AP America, Inc., as Tenant, dated January 15, 2010.

YKK AP America, Inc. Commission Agreements:

1.	Lease Commission Agreement between The Carlson Company, as Broker, and Industrial Property Fund I, L.P., as Landlord, dated December 1, 2004.

c-9

VALWOOD WEST BUILDING C

C2C OFFICE FURNITURE INC.

C2C Office Furniture Inc. Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund III, L.P., as Landlord and C2C Office Furniture Inc. , as Tenant, dated May 11, 2010.

2.	Notice of Dates letter, dated May 27, 2010.

C2C Office Furniture Inc. Commission Agreements:

9.	Lease Commission Agreement between FinleyMorrow, LLC, as Broker, and Industrial Property Fund III, L.P., as Landlord, dated October 16, 2008.

CONTRACTORS WIRE & CABLE, LLC

Contractors Wire & Cable, LLC Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund III, L.P., as Landlord and Contractors Wire & Cable, LLC, as Tenant, dated May 29, 2007.

2.	Memorandum of Lease between Industrial Property Fund III, L.P., as Landlord and Contractors Wire & Cable, LLC, as Tenant, dated May 29, 2007.

3.	Notice of Dates letter, dated August 17, 2011.

Contractors Wire & Cable, LLC Commission Agreements:

1.	Lease Commission Agreement between NAI Huff Partners, as Broker, and Industrial Property Fund III, L.P., as Landlord, dated June 17, 2011.

SNAP DRAPE INTERNATIONAL, INC.

Snap Drape International, Inc. Lease Documents:

1.	Industrial Lease Agreement between Industrial Developments International (Texas), L.P., as Landlord and Snap Drape International, Inc., as Tenant, dated September 27, 1999.

2.	Tenant Acceptance of Demised Premises Agreement between Industrial Property Fund III, L.P., as Landlord, and Snap Drape International, Inc., as Tenant, dated January 25, 2000.

3.	First Amendment to Industrial Lease Agreement between Industrial Property Fund III, L.P., as Landlord, and Snap Drape International, Inc., as Tenant, dated November 4, 2004.

4.	Second Amendment to Industrial Lease Agreement between Industrial Property Fund III, L.P., as Landlord, and Snap Drape International, Inc., as Tenant, dated January 29, 2005.

Snap Drape International, Inc. Commission Agreements:

1.	Lease Commission Agreement between Joe Foster Company, as Broker, and Industrial Developments International, Inc., as Landlord, dated August 26, 1999.

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VALWOOD WEST BUILDING C

VALMONT INDUSTRIES, INC.

Valmont Industries, Inc. Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund III, L.P., as Landlord and Valmont Industries, Inc., as Tenant, dated May 17, 2011.

2.	Notice of Dates letter, dated August 2, 2011.

Valmont Industries, Inc. Commission Agreements:

10.	Lease Commission Agreement between Commercial Real Estate Services Company, as Broker, and Industrial Property Fund III, L.P., as Landlord, dated May 25, 2011.

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VALWOOD WEST BUILDING D

DUPLIUM LIMITED PARTNERSHIP

Duplium Limited Partnership Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and Duplium of America, Inc., as Tenant, dated April 17, 2000.

2.	Guaranty by Duplium Corp., as Guarantor, in favor of Industrial Property Fund II, L.P., as Landlord, dated March 23, 2000.

3.	Tenant Acceptance of Demised Premises Agreement between Industrial Property Fund II, L.P., as Landlord and Duplium of America, Inc. as Tenant, dated July 17, 2000.

4.	Assignment and Assumption of Lease between Duplium of America, Inc., as Assignor, and Duplium Limited Partnership, as Assignee, dated January 20, 2004.

5.	First Amendment of Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and Duplium Limited Partnership, as Tenant, dated January 29, 2004.

6.	Second Amendment to Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and Duplium Limited Partnership, as Tenant, dated June 4, 2004.

7.	Notice of Dates letter, dated July 29, 2004 (for Second Amendment).

8.	Tenant Acceptance of Demised Premises Agreement between Industrial Property Fund II, L.P. and Duplium Limited Partnership, as Tenant, dated August 9, 2004. (for First Amendment).

Duplium Limited Partnership Commission Agreements:

11.	Lease Commission Agreement between The Joplin Group, as Broker, and Industrial Developments International, as Landlord, dated January 4, 2000.

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WESTFORK BUILDING A4

BUNZL DISTRIBUTION SOUTHEAST, LLC

Bunzl Distribution Southeast, LLC Lease Documents:

1.	Industrial Lease Agreement between Industrial Property Fund II, L.P., as Landlord, and Bunzl Distribution Southeast, LLC, as Tenant, dated December 22, 2009.

2.	Guaranty by Bunzl USA Holdings Corporation, as Guarantor, in favor of Industrial Property Fund II, L.P., as Landlord, dated December 18, 2009.

Bunzl Distribution Southeast, LLC Commission Agreements:

12.	Lease Commission Agreement between Colliers Spectrum Cauble, as Broker, IDI Services Group, LLC, as Co-Broker, and Industrial Property Fund II, L.P., as Landlord, dated November 27, 2009.

13.	Lease Commission Agreement between New South Commercial Properties, Inc. as Broker, and Industrial Property Fund II, L.P., as Landlord, undated.

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EXHIBIT D

PERMITTED TITLE EXCEPTIONS

1. Taxes and assessments for the year or tax period in which the Closing occurs which are not yet due and payable and subsequent years.

2. Leases and any new leases entered into between the Contract Date and the Closing Date and approved or deemed approved by Buyer in accordance with this Agreement.

3. Such state of facts as are revealed by the Surveys and either (i) not timely objected to by Buyer, or (ii) waived by Buyer.

4. Other title exceptions listed in the Title Commitments and either (i) not timely objected to by Buyer, or (ii) waived by Buyer and which Seller is not obligated to cure or has not undertaken to cure, as provided in the Agreement.

d-1

EXHIBIT E

LIST OF PERSONAL PROPERTY

NONE

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EXHIBIT F

RENT ROLL

[see attached]

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EXHIBIT G

SERVICE CONTRACTS

[see attached]

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MARINA WEST BUILDING A

1.	Fire Sprinkler Testing and Inspection Service Agreement between IPA Development, LLC, as Owner, and Advanced Fire and Security, Inc., as Contractor, dated August 15, 2011.

2.	Window Cleaning Service Agreement between IPA Development, LLC, as Owner, and Ainsley’s Sweeping & Porter Services, Inc., as Contractor, dated July 1, 2008.

3.	Lot Sweeping Service Agreement between IPA Development, LLC, as Owner, and Ainsley’s Sweeping & Porter Services, Inc., as Contractor, dated July 1, 2008.

4.	Roof Inspections and Minor Repair Agreement between IPA Development, LLC as Owner, and Roof Solutions, Inc., as Contractor, dated January 15, 2010.

5.	Landscape Maintenance Agreement between IPA Development, LLC as Owner, and Girard Environmental Services, Inc., as Contractor, dated September 1, 2009.

6.	Marina West A Pest Control Service Agreement between IDI as Owner, and Pest and Termite, Inc., as Contractor, dated March 9, 2006.

7.	Quarterly Monitoring and Report of Wetland Area Agreement between IPA Development, LLC as Owner, and M.J. Nichols & Associates, LLC, as Contractor, dated February 29, 2008.

8.	Lighting Maintenance Program Agreement between IPA Development, LLC as Owner, and Grandis Family Partnership Ltd. DBA Advanced Power Technologies., as Contractor, dated November 15, 2006.

9.	Landscape and Irrigation Evaluations Agreement between IPA Development, LLC as Owner, and Sutton Consulting Arborist, Inc., as Contractor, dated November 15, 2006.

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MARINA WEST BUILDING B

1.	Fire Sprinkler Testing and Inspection Service Agreement between IPA Development, LLC, as Owner, and Advanced Fire and Security, Inc., as Contractor, dated August 15, 2011.

2.	Window Cleaning Service Agreement between IPA Development, LLC, as Owner, and Ainsley’s Sweeping & Porter Services, Inc., as Contractor, dated July 1, 2008.

3.	Lot Sweeping Service Agreement between IPA Development, LLC, as Owner, and Ainsley’s Sweeping & Porter Services, Inc., as Contractor, dated July 1, 2008.

4.	Roof Inspections and Minor Repair Agreement between IPA Development, LLC as Owner, and Roof Solutions, Inc., as Contractor, dated January 15, 2010.

5.	Landscape Maintenance Agreement between IPA Development, LLC as Owner, and Girard Environmental Services, Inc., as Contractor, dated September 1, 2009.

6.	Marina West B Pest Control Service Agreement between IDI Service Group as Owner, and Pest and Termite, Inc., as Contractor, dated June 24, 2003.

7.	Quarterly Monitoring and Report of Wetland Area Agreement between IPA Development, LLC as Owner, and M.J. Nichols & Associates, LLC, as Contractor, dated February 29, 2008.

8.	Lighting Maintenance Program Agreement between IPA Development, LLC as Owner, and Grandis Family Partnership Ltd. DBA Advanced Power Technologies., as Contractor, dated November 15, 2006.

9.	Landscape and Irrigation Evaluations Agreement between IPA Development, LLC as Owner, and Sutton Consulting Arborist, Inc., as Contractor, dated November 15, 2006.

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SOUTHPOINT BUILDING A

1.	Service and Indemnity Agreement dated May 1, 2009 between Industrial Property Fund II, L.P., as Owner and Piedmont Landscape Contractors, LLC, as Contractor – Landscape Services.

2.

IDI Form 905-PM Purchase Order for Professional Services dated July 15, 2008 between Industrial Property Fund II, L.P., as Owner and FireSystems, Inc., as Consultant – Fire Protection Sprinkler Inspections and Repairs.

3.

IDI Form 905-PM Purchase Order for Professional Services dated March 26, 2010 between Industrial Property Fund I, L.P., as Owner and Crown Security Systems, Inc., as Consultant – Fire Protection Alarm Monitoring.

4.	Service Agreement dated March 26, 2008 between Industrial Property Fund II, L.P., as Owner, and Mid South Roof Systems, Inc., as Contractor – Roof Maintenance Services.

5.	Service and Indemnity Agreement – Commencement Dated April 25, 2011 between Industrial Property Fund II, L.P., as Owner and Fleetwash, Inc. dba Coast & Valley LLC, as Contractor – Window Cleaning.

6.

Property Tax Consulting Services letter agreement dated April 17, 2008 between IDI Services Group, LLC Management Agent for Industrial Property Fund II LP and Thomson Property Tax Services – Tax Consulting Services.

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SOUTHPOINT BUILDING B

1.	Service and Indemnity Agreement between Industrial Property Fund I, L.P. and IDI Services Group, LLC dated May 1, 2009 – Landscape Services.

2.

IDI Form 905-PM Purchase Order for Professional Services dated July 15, 2008 between FireSystems, Inc., Consultant, and Industrial Property Fund I, L.P., Owner – Fire Protection Sprinkler Inspections and Repairs.

3.

IDI Form 905-PM Purchase Order for Professional Services dated March 26, 2010 between Crown Security Systems, Inc., Consultant, and Industrial Property Fund I, L.P., Owner – Fire Protection Alarm Monitoring.

4.	Service Agreement dated March 26, 2008 between Industrial Property Fund I, L.P., Owner, and Mid South Roof Systems, Inc., Contractor – Roof Maintenance Services.

5.	Service Agreement dated March 1, 2008 between Industrial Property Fund I, L.P., Owner and Coast and Valley, LLC, Contractor – Truck Court Sweeping.

6.	Service Agreement dated April 25, 2011 between Industrial Property Fund I, L.P., Owner, and Fleetwash, Inc. dba Coast & Valley, LLC – Window Cleaning.

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VALWOOD WEST BUILDING A

1.	Service and Indemnity Agreement between Industrial Property Fund I, LP, as Owner, and Eastcliffe Landscape Inc. dated September 1, 2009 for Landscaping.

2.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Meyers Pest & Termite Control, as Contractor dated January 1, 2011 for Monthly Exterior Pest Control.

3.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Mister Sweeper, as Contractor dated January 1, 2011 for Lot Sweeping.

4.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and American Roofing & Metal, Co., as Contractor dated January 1, 2011 for Annual Roof Inspection.

5.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Contractor Delivery Systems, Inc., as Contractor dated January 1, 2011 for Exterior Window Cleaning.

6.	Purchase Order for Professional Services between IPA, as Owner and Global Electrical Solutions, Inc., as Consultant dated May 1, 2011 for Monthly Lighting Inspections, Repairs/Replacements.

7.	Service and Indemnity Agreement between IPA, as Owner, and Fire Power Systems as, Contractor dated January 1, 2011 for Annual Sprinkler Inspection/Repairs.

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VALWOOD WEST BUILDING C

14.	Service and Indemnity Agreement between Industrial Property Fund I, LP, as Owner, and Eastcliffe Landscape Inc. dated September 1, 2009 for Landscaping.

15.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Meyers Pest & Termite Control, as Contractor dated January 1, 2011 for Monthly Exterior Pest Control.

16.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Mister Sweeper, as Contractor dated January 1, 2011 for Lot Sweeping.

17.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and American Roofing & Metal, Co., as Contractor dated January 1, 2011 for Annual Roof Inspection.

18.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Contractor Delivery Systems, Inc., as Contractor dated January 1, 2011 for Exterior Window Cleaning.

19.	Purchase Order for Professional Services between IPA, as Owner and Global Electrical Solutions, Inc., as Consultant dated May 1, 2011 for Monthly Lighting Inspections, Repairs/Replacements.

20.	Service and Indemnity Agreement between IPA, as Owner, and Fire Power Systems as, Contractor dated January 1, 2011 for Annual Sprinkler Inspection/Repairs.

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VALWOOD WEST BUILDING D

1.	Service and Indemnity Agreement between Industrial Property Fund III, LP, as Owner, and Eastcliffe Landscape Inc. dated September 1, 2009 for Landscaping.

2.	Service and Indemnity Agreement between Industrial Property Fund I, LP, as Owner, and Eastcliffe Landscape Inc. dated September 1, 2009 for Landscaping.

3.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Meyers Pest & Termite Control, as Contractor dated January 1, 2011 for Monthly Exterior Pest Control.

4.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Mister Sweeper, as Contractor dated January 1, 2011 for Lot Sweeping.

5.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and American Roofing & Metal, Co., as Contractor dated January 1, 2011 for Annual Roof Inspection.

6.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Contractor Delivery Systems, Inc., as Contractor dated January 1, 2011 for Exterior Window Cleaning.

7.	Purchase Order for Professional Services between IPA, as Owner and Global Electrical Solutions, Inc., as Consultant dated May 1, 2011 for Monthly Lighting Inspections, Repairs/Replacements.

8.	Service and Indemnity Agreement between IPA, as Owner, and Fire Power Systems as, Contractor dated January 1, 2011 for Annual Sprinkler Inspection/Repairs.

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WESTFORK BUILDING A4

1.	Service and Indemnity Agreement between Industrial Property Fund II, L.P. and IDI Services Group, LLC and Russell Landscape Group, Inc. dated May 1, 2009 – Landscape Services.

2.

IDI Form 905-PM Purchase Order for Professional Services dated June 1, 2008 between Alliance Fire Protection Services, Inc., Consultant, and Industrial Property Fund II, L.P., Owner – Fire Protection Sprinkler Inspections and Repairs.

3.

IDI Form 905-PM Purchase Order for Professional Services dated June 1, 2008 between Alliance Fire Protection Services, Inc., Consultant, and Industrial Property Fund II, L.P., Owner – Backflow testing and repairs.

4.

IDI Form 905-PM Purchase Order for Professional Services dated May 13, 2010 between Crown Security Systems, Inc., Consultant, and Industrial Property Fund II, L.P., Owner – Fire Protection Alarm Monitoring.

5.	Service Agreement dated July 1, 2011 between Industrial Property Fund II, L.P., Owner, and Mid- South Roof Systems, Inc., Contractor – Roof Maintenance Services.

6.	Service Agreement dated March 1, 2008 between Industrial Property Fund II, L.P., Owner and Coast and Valley, LLC, Contractor – Truck Court Sweeping.

7.	Service and Indemnity Agreement between Industrial Property Fund II, L.P. and IDI Services Group, LLC and Valcourt Building Services dated February 22, 2010 – Window Cleaning.

8.	Service Agreement dated April 13, 2006 between Industrial Property Fund II, L.P., Owner, and Arrow Exterminators, Inc. – Termites.

9.	Service Agreement dated February16, 2011 between Industrial Property Fund II, L.P., Owner, and Thomson Reuters (Property Tax Services) Inc. – Tax consulting.

g-9

EXHIBIT H

TENANT ESTOPPEL CERTIFICATE

ESTOPPEL CERTIFICATE

To:

Re:        Lease dated                             ,                      (“Lease”) between                                          (“Landlord”) and                                         , a                                          (“Tenant”) with respect to the premises described in the Lease located at                      (“Premises”).

The undersigned hereby certifies to                      (“Buyer”) and Lender (defined below) as follows:

21.

The undersigned is the “Tenant” under the above referenced lease (“Lease”) covering the above referenced Premises. A true, correct and complete copy of the Lease [including all addenda, riders, amendments, modifications and supplements thereto (collectively, the “Lease Modifications”)] is attached as Exhibit “1” and each document comprising the Lease Modifications is listed below:

a.

b.

c.

d.

For purposes hereof, all references to the “Lease” shall include the original lease agreement and all of the Lease Modifications thereto.

22.

The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises, and the Lease has not been modified, changed, altered or amended in any respect except as set forth above. The Lease is in full force and effect.

23.

The term of the Lease commenced on                     ,             , and, taking into account any previously exercised options and all effective renewal terms, will expire on                     ,            . Tenant has accepted possession of the Premises and is or is not (circle one) the actual occupant in possession and has not sublet, assigned or hypothecated Tenant’s leasehold interest. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and Landlord has paid in full all construction allowances and any other allowances and inducements due and payable to Tenant.

24.

As of the date of this Estoppel Certificate, to the knowledge of Tenant, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord. To Tenant’s knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

25.	Tenant is currently obligated to pay rental in fixed monthly installments of $ per month (which amount includes CAM expenses) (taking into account all Consumer Price Index

h-1

adjustments and other adjustments pursuant to the terms of the Lease), and monthly installments of rent have been paid through , 20 .

26.

Operating costs, common area expenses, taxes and other pass throughs [INSERT IF APPLICABLE: are based upon             base year and] are presently included in Tenant’s monthly rental installments as specified in section 5 above. No rent has been paid more than one (1) month in advance. Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $                    which was paid pursuant to the Lease.

27.	Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part).

28.

Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the building of which the Premises are a part and Tenant has no right to renew or extend the term(s) of the Lease except                                                              .

29.	Except as expressly set forth in the Lease, Tenant has no preferential right to parking spaces or storage area(s).

30.

Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except for:                                                                                                                           .

31.

There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant, that remain in effect on the date hereof.

32.	All insurance required of Tenant by the Lease has been provided by Tenant and all premiums paid.

33.

Any guaranty agreement provided in connection with the Lease remains in full force and effect, no amounts are due from guarantor or have been paid by guarantor under such guaranty and there are no existing credits, defenses, offsets or counterclaims which guarantor has against Landlord or tenant which would adversely affect the enforcement of the guaranty by Landlord. A true and correct copy of such guaranty is attached hereto.

This Estoppel Certificate is made to Buyer in connection with the prospective purchase by Buyer or Buyer’s assignee, of the property of which the Premises is a part. This Estoppel Certificate may be relied on by Buyer, and any other party who acquires an interest in the Premises in connection with such purchase and any person or entity which may finance such purchase (each, a “Lender”).

[signature page follows]

h-2

Dated this                     day of                     , 20__.

“TENANT”

By:
Name:
Its:

The undersigned hereby acknowledges and agrees to the foregoing Estoppel Certificate.

“GUARANTOR” (If any)

By:
Name:
Its:

h-3

EXHIBIT I

DESCRIPTION OF LITIGATION AFFECTING SELLER OR THE PROPERTY

NONE

i-1

EXHIBIT J

FORM DEED FOR TEXAS PROPERTIES

Prepared by and return to:

NOTICE OF CONFIDENTIALITY RIGHTS:    IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

SPECIAL WARRANTY DEED

THIS INDENTURE, made this             day of                     , 20__, between                 , a             , herein the Grantor, and                                 , herein called the Grantee.

WITNESSETH

The Grantor, for and in consideration of the sum of Ten Dollars ($10.00), to it in hand paid by the Grantee, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained and sold and does hereby grant, bargain and sell to Grantee the Real Property described herein, including the parcel or parcels of land, situated, lying and being in the County of                     , State of                     , more particularly described on Exhibit A attached hereto and made a part hereof (the “Land”).

SUBJECT TO only those matters set forth on Exhibit B attached hereto and made a part hereof (the “Permitted Encumbrances”), without reimposing same.

TO HAVE AND TO HOLD the aforesaid Land, together with all the buildings, improvements, licenses, tenements, hereditaments, easements and appurtenances thereto belonging or in anywise appertaining (collectively, the “Improvements”, and together with the Land, collectively, the “Real Property”) unto Grantee, its successors and assigns in fee simple forever.

j-1

For the same consideration recited above, Grantor hereby BARGAINS, SELLS and TRANSFERS, without warranty, express or implied, all interest, if any, of Grantor in (i) strips or gores, if any, between the Real Property and abutting or immediately adjacent properties, and (ii) any land lying in or under the bed of any street, alley, road or right-of-way, opened or proposed, abutting or immediately adjacent to the Real Property.

And Grantor hereby covenants with Grantee that Grantor is lawfully seized in fee simple of the aforesaid Real Property; that Grantor has good right to sell and convey the same; that the same is unencumbered except for the Permitted Encumbrances, to all of which this conveyance is expressly made and that the title and quiet possession thereto Grantor will warrant and forever defend against lawful claims of all persons claiming by, through or under Grantor, but against none other.

(When used herein the terms “Grantor” and “Grantee” shall be construed to include, masculine, feminine, singular or plural as the context permits or requires, and shall include heirs, personal representatives, successors or assigns.)

IN WITNESS WHEREOF, the Grantor has caused this Indenture to be executed in its name and caused its seal to be affixed as of the day and year first above written.

                                         , a

By:
Name:
Title:

Attest:
Name:
Title:

j-2

THE STATE OF GEORGIA §

COUNTY OF FULTON §

The foregoing instrument was acknowledged before me on                          , 20__, by                     and                     , the             and             , respectively of                     , a                     , [TO BE MODIFIED TO REFLECT OWNERSHIP STRUCTURE OF SELLER].

Notary Public, State of Georgia

My Commission Expires:

Printed/Typed Name

Printed/Typed Name

TX:	GRANTEE’S ADDRESS FOR TAX NOTICES:

j-3

EXHIBIT A TO SPECIAL WARRANTY DEED

[LEGAL DESCRIPTION OF PROPERTY]

EXHIBIT B TO SPECIAL WARRANTY DEED

[PERMITTED ENCUMBRANCES]

j-4

EXHIBIT J

FORM DEED FOR GEORGIA PROPERTIES

Prepared by and return to:

STATE OF GEORGIA

COUNTY OF

LIMITED WARRANTY DEED

THIS INDENTURE is made this             day of                     , 2011, by and between                     , a                     (hereinafter called “Grantor”), whose address is                     and                     , a                     (hereinafter called “Grantee”), whose address is                     (herein, the words “Grantor” and “Grantee” to include its respective heirs, successors and assigns where the context requires or permits).

W I T N E S S E T H:

FOR AND IN CONSIDERATION of the sum of Ten Dollars ($10.00) in hand paid to Grantor by Grantee at and before the execution, sealing and delivery hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee, and the successors, legal representatives and assigns of Grantee, all that tract or parcel of land lying and being in Land Lot             the             District of                     County, Georgia, being more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Land”).

TO HAVE AND TO HOLD said tract or parcel of land, together with all buildings, structures and other improvements affixed to the Land, and any and all of the rights, members and appurtenances thereof to the same being, belonging or in anywise appertaining to the only proper use, benefit and behoof of Grantee forever, in fee simple; and

GRANTOR SHALL WARRANT and forever defend the right and title to said tract or parcel of land unto Grantee against the lawful claims of all persons whomsoever, claiming by, through or under Grantor, but not otherwise; provided, however, that the warranties of title made by Grantor herein shall not extend to any claims arising under

j-5

any matter set forth on Exhibit “B”, attached hereto and incorporated herein by reference, without reimposing same.

(Signature on following page)

j-6

IN WITNESS WHEREOF, Grantor, acting by and through its general partner, has executed and sealed this indenture, and delivered this indenture to Grantee, on the day and year first written above.

GRANTOR:

Signed, sealed and delivered	, a
in the presence of:

By: (SEAL)
Name: .
Unofficial Witness	Title: .

Notary Public

My Commission Expires:

(NOTARY SEAL)

THE STATE OF GEORGIA §

COUNTY OF FULTON §

The foregoing instrument was acknowledged before me on             , 20__, by                         and                         , the                     and                         , respectively of                         , a                         , [TO BE MODIFIED TO REFLECT OWNERSHIP STRUCTURE OF SELLER].

Notary Public, State of Georgia
My Commission Expires:

Printed/Typed Name

Printed/Typed Name

j-7

EXHIBIT A TO LIMITED WARRANTY DEED

[LEGAL DESCRIPTION OF PROPERTY]

EXHIBIT B TO LIMITED WARRANTY DEED

[PERMITTED ENCUMBRANCES]

j-8

EXHIBIT J

FORM DEED FOR FLORIDA PROPERTIES

Prepared by and return to:

PARCEL IDENTIFICATION NO.:

SPECIAL WARRANTY DEED

THIS INDENTURE is made this             day of                             , 2011, by and between             , a             (hereinafter called “Grantor”), whose address is                                                  and                                 , a                                                      (hereinafter called “Grantee”), whose address is                                                      .

WITNESSETH

The Grantor, for and in consideration of the sum of Ten Dollars ($10.00), to it in hand paid by the Grantee, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained and sold and does hereby grant, bargain and sell to Grantee the following described real estate, situated, lying and being in the County of Broward, State of Florida, more particularly described on Exhibit A attached hereto and made a part hereof.

SUBJECT TO only those matters set forth on Exhibit B attached hereto and made a part hereof (the “Permitted Encumbrances”), without reimposing same.

TO HAVE AND TO HOLD the aforesaid real estate, together with all the improvements, licenses, tenements, hereditaments, easements and appurtenances thereto belonging or in anywise appertaining unto Grantee, its successors and assigns in fee simple forever.

And Grantor hereby covenants with Grantee that Grantor is lawfully seized in fee simple of the aforesaid real estate; that Grantor has good right to sell and convey the same; that the same is unencumbered except for the Permitted Encumbrances, to all of which this conveyance is expressly made. Grantor hereby warrants the title to the aforesaid real estate and will defend same against the lawful claims of all persons claiming by, through or under Grantor, but no others.

j-9

(When used herein the terms “Grantor” and “Grantee” shall be construed to include, masculine, feminine, singular or plural as the context permits or requires, and shall include heirs, personal representatives, successors or assigns.)

IN WITNESS WHEREOF, the Grantor has caused this Indenture to be executed in its name and caused its seal to be affixed as of the day and year first above written.

Signed, sealed and delivered in the presence of:	[Insert Signature Block for MW]

By:
Witness (print name):	Name:
Title:

Witness (print name):

Witness (print name):	Attest:
Name:
Title:
Witness (print name):

[CORPORATE SEAL]

THE STATE OF GEORGIA	§

COUNTY OF FULTON	§

The foregoing instrument was acknowledged before me on             , 20__, by                         and                         , the                     and                         , respectively of                         , a                         , [TO BE MODIFIED TO REFLECT OWNERSHIP STRUCTURE OF SELLER].

Notary Public, State of Georgia
My Commission Expires:

Printed/Typed Name

Printed/Typed Name

j-10

EXHIBIT A TO SPECIAL WARRANTY DEED

[LEGAL DESCRIPTION OF PROPERTY]

EXHIBIT B TO SPECIAL WARRANTY DEED

[PERMITTED ENCUMBRANCES]

j-11

EXHIBIT K

RESERVED

k-1

EXHIBIT L

ASSIGNMENT AND ASSUMPTION OF

LEASES AND GUARANTIES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND GUARANTIES (this “Assignment”) is made and entered into as of this             day of                         , 20        , by and between                                     (hereinafter referred to as “Assignor”) and                                                                               (hereinafter referred to as “Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery of this Assignment, Assignor has sold and conveyed to Assignee its fee interests in all those tracts or parcels of land more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the “Property”);

WHEREAS, in connection with such conveyance of the Property, Assignor and Assignee have agreed that Assignor shall transfer and assign to Assignee all right, title and interest of Assignor in and to all leases, subleases and other occupancy agreements (hereinafter collectively referred to as the “Leases”) in force and effect at the date hereof, whether or not of record, for the use or occupancy of any portion of the Property, as described in Exhibit B attached hereto and incorporated herein by reference, all guaranties (hereinafter collectively referred to as the “Guaranties”) of the obligations of the tenants under the Leases as described in Exhibit C attached hereto, and all security deposits (hereinafter collectively referred to as the “Security Deposits”) as described in Exhibit D attached hereto, the receipt of which is hereby acknowledged by Assignee;

WHEREAS, Assignor and Assignee have further agreed that Assignee shall expressly assume all of the obligations of Assignor arising under each of the Leases from and after (but not before) the date of this Assignment, including, without limitation, all obligations under the Leases with respect to Security Deposits;

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

1.            Transfer and Assignment. Assignor hereby sells, transfers, assigns, delivers and conveys to Assignee, its successors and assigns, all right, title and interest of Assignor in, to and under the Leases, the Guaranties and the Security Deposits.

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2.            Assumption of Obligations. Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under each of the Leases for that period of time from and after, but not before, the date of this Assignment, including without limitation, all covenants and obligations of Assignor with respect to the Security Deposits.

3.            Indemnity. Assignor hereby indemnifies and holds Assignee harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignor’s failure, prior to the date of this Assignment, to observe, perform and discharge each and every one of the covenants, obligations and liabilities of the lessor or landlord under the Leases to be observed, performed or discharged on, or relating to, or accruing with respect to the period prior the date of this Assignment, including, without limitation, any liability for any application of the Security Deposits by Assignor with respect to the period prior to the date of this Assignment. Assignee hereby indemnifies and holds Assignor harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignee’s failure, from and after the date of this Assignment, to observe, perform and discharge each and every one of the covenants, obligations and liabilities assumed by Assignee with respect to the Leases and relating to, or accruing with respect to, the period from and after, but not before, the date of this Assignment, including, without limitation, any liability for any application of the Security Deposits by Assignee from and after the date of this Assignment.

4.            Governing Law; Headings; Rules of Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of in which the Property is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

5.            Binding Effect. This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

6.            Multiple Counterparts. This instrument may be executed in multiple counterparts, each of which shall constitute an original hereof, but all of which, when taken together, shall constitute but one and the same document.

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IN WITNESS WHEREOF, Assignor and Assignee has each caused this Assignment to be executed and sealed by its duly authorized signatory as of the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

Attest:
Name:
Title:

[SEAL]

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ASSIGNEE:

By:
Name:
Title:

Attest:
Name:
Title:

[SEAL]

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EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASES AND

GUARANTIES

[LEGAL DESCRIPTION OF PROPERTY]

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EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF LEASES AND

GUARANTIES

[LEASES]

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EXHIBIT C TO ASSIGNMENT AND ASSUMPTION OF LEASES AND

GUARANTIES

[GUARANTIES]

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EXHIBIT D TO ASSIGNMENT AND ASSUMPTION OF LEASES AND

GUARANTIES

[SECURITY DEPOSITS]

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EXHIBIT M

STATE OF

COUNTY OF

CERTIFICATE AND AFFIDAVIT OF NON-FOREIGN STATUS

The undersigned, being duly sworn, hereby deposes, certifies and states on oath as follows:

1.            The undersigned is currently the                                  of, the              of                                               , a                                               organized and existing under the laws of the State of                              (the “Partnership”), and that the address of the Partnership is c/o Industrial Developments International, Inc., 1100 Peachtree Street, Suite 1100, Atlanta, Georgia 30309.

2.            The Partnership is not a “non-resident alien” for purposes of United States income taxation or otherwise a “foreign person,” as defined in Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the “Code”).

3.            The Partnership’s United States taxpayer identification number or, if applicable, Social Security Number is                      .

4.            The undersigned is making this Certificate and Affidavit pursuant to the provisions of the Code in connection with the assignment or conveyance of the right, title and interest of the Partnership in and to certain properties in                      County,                          to                                                       (the “Transferee”), which assignment or conveyance constitutes the disposition by the Partnership of United States real property interests, for the purposes of establishing that the Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such dispositions.

5.            The undersigned acknowledges that this Certificate and Affidavit may be disclosed to the Internal Revenue Service by the Transferee, that this Certificate and Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.

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6.            Under penalty of perjury, I declare that I have examined the foregoing Certificate and Affidavit and hereby certify that it is true, correct and complete.

Certified, sworn to and subscribed before
me this day of , 20 .

(SEAL)
Notary Public

My Commission Expires:

(NOTARIAL SEAL)

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EXHIBIT N

BILL OF SALE

THIS BILL OF SALE is executed and delivered as of the              day of              , 20             , by and between              (hereinafter referred to as “Seller”), and             (hereinafter referred to as “Buyer”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery of this Bill of Sale, Seller has sold and conveyed to Buyer its fee interest in the improved real property (the “Property”) described on Exhibit A attached hereto and incorporated herein by reference; and

WHEREAS, in connection with such conveyance of the Property, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all right, title and interest of Seller in and to the personal property, if any, owned by Seller and located on the Property (hereinafter referred to as the “Personal Property”);

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid at or before the execution, sealing and delivery hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby agrees as follows:

1.            Sale and Conveyance. Seller hereby sells, transfers and conveys unto Buyer, its successors and assigns, all right, title and interest of Seller in and to the Personal Property. SELLER MAKES NO AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE PERSONAL PROPERTY OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE OR USE, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR THE CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

2.            Governing Law; Headings; Rules of Construction. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State in which the Property is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Bill of Sale

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is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Bill of Sale shall not be construed against the maker thereof.

3.            Binding Effect. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators legal representatives, successors and assigns.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed and sealed by its duly authorized signatory as of the day and year first above written.

SELLER:

By:
Name:
Title:

[CORPORATE SEAL]

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EXHIBIT A TO BILL OF SALE

[LEGAL DESCRIPTION OF PROPERTY]

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EXHIBIT O

ASSIGNMENT AND ASSUMPTION

OF SURVIVING SERVICE CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF SURVIVING SERVICE CONTRACTS (this “Assignment”) is made and entered into as of this             day of             , 20            , by and between             (hereinafter referred to as “Assignor”), and             (hereinafter referred to as “Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery hereof, Assignor has sold and conveyed to Assignee its fee interests in all those tracts or parcels of land more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all improvements thereon and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the “Property”); and

WHEREAS, in connection with such conveyance of the Property, Assignor and Assignee have agreed that Assignor shall transfer and assign to Assignee all right, title and interest of Assignor in and to all service, management, equipment, labor, material, maintenance, repair, lease commission and other contracts relating to the maintenance, repair or operation of the Property which Assignee has agreed shall not be terminated by Assignor as of the date hereof and continue in force and effect (hereinafter collectively referred to as the “Surviving Service Contracts”); and

WHEREAS, Assignor and Assignee have further agreed that Assignee shall expressly assume all of the obligations of Assignor arising under the Surviving Service Contracts from and after the date of this Assignment;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

1.            Transfer and Assignment. Assignor hereby sells, transfers and assigns to Assignee, its successors and assigns, all right, title and interest of Assignor in, to and under the Surviving Service Contracts, which are more particularly described on Exhibit B attached hereto and incorporated herein by reference.

2.            Assumption of Obligations. Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under each of the Surviving Service Contracts arising from and after, but not before, the date of this Assignment.

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3.            Indemnity. Assignor hereby indemnifies and holds Assignee harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignor’s failure, prior to the date hereof, to observe, perform and discharge each and every one of the covenants, obligations and liabilities of the Assignor under the Surviving Service Contracts to be observed, performed or discharged with respect to the period prior to the date of this Assignment. Assignee hereby indemnifies and holds Assignor harmless from and against all claims, demands, losses, damages, expenses and costs including, but not limited to, reasonable attorneys’ fees and expenses actually incurred, arising out of or in connection with Assignee’s failure, from and after the date of this Assignment, to observe, perform and discharge all covenants, obligations and liabilities with respect to the period on and after, but not before, the date of this Assignment.

4.            Governing Law. This Assignment shall be governed by and construed in accordance with the internal laws of the State where the Property is located, without reference to the conflicts of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Assignment is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Assignment shall not be construed against the maker thereof.

5.            Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

6.            Multiple Counterparts. This Assignment may be executed in multiple counterparts, each of which shall constitute an original hereof, but all of which, when taken together, shall constitute but one and the same document.

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IN WITNESS WHEREOF, Assignor and Assignee have each caused this Assignment to be executed and sealed by its duly authorized signatory as of the day and year first above written.

ASSIGNOR:

By:
Name:
Title:

[SEAL]

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ASSIGNEE:

By:
Name:
Title:

[SEAL]

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EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF SURVIVING SERVICE

CONTRACTS

[LEGAL DESCRIPTION OF PROPERTY]

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EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF SURVIVING SERVICE

CONTRACTS

LEASE COMMISSION AGREEMENTS

SERVICE CONTRACTS

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EXHIBIT P

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT is made as of the             day of             , 20__, by             (“Assignor”), to             (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution and delivery of this Assignment, Assignor has sold, conveyed and assigned to Assignee all of its right, title and interest in and to the real property described in Exhibit A attached hereto and by this reference made a part hereof, together with all improvements thereon (the “Improvements”) and all rights, easements and appurtenances thereto (hereinafter collectively referred to as the “Property”); and

WHEREAS, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to all assignable guaranties and warranties in connection with the Improvements and to certain property, contract rights and other matters more fully described below subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, in hand paid, the receipt and sufficiency of which are hereby acknowledged, Assignor, subject to the terms hereof, hereby assigns, transfers, and sells to Assignee, without recourse, the following:

(1)        All Assignor’s right, title, and interest in and to all transferable architectural, mechanical, engineering, and other plans and specifications, including site plans, floor plans, drawings, schematics, and surveys, and any contracts rights expressly assumed by Assignee relating to the Property;

(2)        All Assignor’s right, title, and interest in and to all transferable certificates, permissions, consents, authorizations, variances, waivers, licenses, approvals, and other permits, which includes any pending applications, from any governmental authority in respect of the Property;

(3)        All the right, title, interest, claim and demand which Assignor has in the guaranties and warranties described on Exhibit B attached hereto and incorporated herein by this reference (collectively, the “Warranties”) in connection with the Improvements to the extent assignable. Notwithstanding anything to the contrary contained herein, if any Warranty cannot be assigned by Assignor, Assignor agrees to fully cooperate with Assignee (at no cost to Assignor) to enforce the terms of the Warranty on behalf of Assignee; and

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(4)        All Assignor’s right, title and interest in and to trade names and trademarks associated with the Property and the Improvements (but only the non-exclusive right to use the name [PROJECT NAME] and any derivatives thereof).

Notwithstanding anything to the contrary contained herein, this Assignment (a) shall not apply to any portion of the Warranties or other rights or instruments described herein which apply to Improvements not located on the Property and (b) shall be subject and subordinate to Assignor’s assignment, if any, of any Warranties or other rights or instruments described herein to any tenants (or subtenants) of the Property under leases (or subleases) with Assignor as of the date hereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment the day and year first above written.

ASSIGNEE:

By:
Name:
Title:

[SEAL]

[SIGNATURES CONTINUED ON NEXT PAGE]

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[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

ASSIGNOR:

By:
Name:
Title:

[SEAL]

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EXHIBIT A TO GENERAL ASSIGNMENT

ASSIGNMENT OF GUARANTIES AND WARRANTIES

[PROPERTY]

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EXHIBIT B TO GENERAL ASSIGNMENT

GUARANTIES AND WARRANTIES

[WARRANTIES]

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EXHIBIT Q

MASTER SERVICE CONTRACTS

VALWOOD WEST

1.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Meyers Pest & Termite Control, as Contractor dated January 1, 2011 for Monthly Exterior Pest Control.

2.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Mister Sweeper, as Contractor dated January 1, 2011 for Lot Sweeping.

3.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and American Roofing & Metal, Co., as Contractor dated January 1, 2011 for Annual Roof Inspection.

4.	Service and Indemnity Agreement between Industrial Property Fund, as Owner, and Contractor Delivery Systems, Inc., as Contractor dated January 1, 2011 for Exterior Window Cleaning.

5.	Purchase Order for Professional Services between IPA, as Owner and Global Electrical Solutions, Inc., as Consultant dated May 1, 2011 for Monthly Lighting Inspections, Repairs/Replacements.

6.	Service and Indemnity Agreement between IPA, as Owner, and Fire Power Systems as, Contractor dated January 1, 2011 for Annual Sprinkler Inspection/Repairs.

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EXHIBIT R

AUDIT LETTER

[Auditor]

Dear Sirs:

We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the year ended             , 20__, was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of [INSERT NAME AND ADDRESS OF PROJECT] (the “Project”) in conformity with generally accepted accounting principles.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement. An omission or misstatement that is monetarily small in amount could be considered material as a result of qualitative factors.

The following representations are made exclusively to the auditor of the Project and cannot be relied upon or inure to the benefit of any other person or entity without our prior written consent. In connection with your [INSERT DATE] audit we confirm, to our actual knowledge, with respect to our daily operations and without independent inquiry or investigation, the following representations made during your audit:

We have made available to you all material revenue and expense records and related data concerning this Project for the year ending             , which are in our possession.

Except as expressly set forth on Exhibit A attached hereto, we have no actual knowledge of any:

1.	Irregularities involving any member of Seller’s management or Seller’s employees that could have a materially adverse effect on the statement of operating income.

2.	Notices of violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.

3.	Material events that have occurred subsequent to , 2011 that would require material adjustment to the statement of operating income.

There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

SELLER:

,
a

By:
Name:
Title:

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SCHEDULE 6.2

Existing Title Policy

CC&R’s/REA’s if applicable

Existing ALTA Survey

Engineering/Property Condition Reports

Geotechnical/Soils Report

Seismic Report, if applicable

Existing Environmental Report(s) - Phase I, Phase II, etc.

As-Built Drawings (Hard copy & electronic)

Architectural Drawings (Hard copy & electronic)

Mechanical, Electrical, Plumbing, Sprinkler/Fire Protection Drawings and Specifications

Certificates of Occupancy and/or Substantial Completion (shell & tenant)

Warranties & Guaranties (HVAC, Roof, Elevator, Other)

Governmental Permits, Notices, Reports, Citations, Compliance / Non-Compliance & Correspondence

        Documents from any Governmental authority pertaining to the property

Annual Inspection Reports (elevator, HVAC, roof, fire pump, sprinkler) for last 24 months

Recent Inspection Reports (fire department, building inspections, zoning, if applicable)

Leases, Amendments & Subleases

Rent Commencement Letters

Tenant Correspondence

Summary of any Proposed Leases

List of Personal Property

Tenant Financial Statements (which may require a confidentiality agreement executed by Buyer)

Tenant Contact List

Detailed Rent Roll (including expiration summary, security deposits, options, etc.)

Historical Operating Statements (24 months)

General and Tenant Ledgers (2009, 2010 & YTD)

Aged Receivables/Delinquency Report

Annual Expense Reconciliation (current and prior year)

Current Budget & Variance Report

Year-end Trial Balance

Capital Expenditure/Major Repair (24 months)

Utility Bills (12 months)

Property Management Agreement

Commission / Leasing Agreements

Service/Maintenance Contracts

Vendor Contact List

Current Year Tax Valuation

Tax Bills (previous two years)

History of Tax Protests, if any (including original and final valuations)

Pending Tax Protests, if any

Sales tax receipts (evidencing payment of sales taxes, if any, on revenues)

Seller’s Issuance of Insurance Claims or Letter Stating None

Tenant Insurance Certificates

Seller’s Insurance Certificates